                                                                    EXHIBIT 10.3



                              AUSPEX SYSTEMS, INC.
                         EMPLOYEE STOCK OPTION AGREEMENT
                            DATED AS OF JULY 3, 2000

1.      NOTICE OF STOCK OPTION GRANT

        Paul Loucas
        ---------------------------
        Optionee

        You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:


        Date of Grant                               July 3, 2000
                                                    ----------------------------

        Vesting Commencement Date                   June 1, 2000
                                                    ----------------------------

        Exercise Price Per Share                    4.9375
                                                    ----------------------------

        Total Number of Shares Granted              200,000
                                                    ----------------------------

        Total Exercise Price                        $987,500
                                                    ----------------------------

        Term/Expiration Date                        July 3, 2010
                                                    ----------------------------

        Vesting Schedule:

        This Option may be exercised, in whole or in part, in accordance with the following schedule:

        The Option shall vest and become exercisable as to 1/24th of the Shares subject to the Option at the end of each of the 12 one-month periods immediately following the Vesting Commencement Date, and as to 1/2 of the Shares subject to the Option on the two-year anniversary of the Vesting Commencement Date, provided that Optionee's status as an employee of the Company has not terminated prior to any such date.

        Notwithstanding the foregoing, this Option shall vest and become fully exercisable upon a Change of Control.

        For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events: (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

        Notwithstanding the above, in the event it is determined by the Company's independent public accountants that the acceleration of vesting of Shares subject to the Option upon a merger pursuant to this Section would preclude accounting for such merger as a pooling of interests, and the Board of Directors desires to approve such merger which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such option acceleration shall be null and void, but only if the absence of such option acceleration would preserve the pooling treatment.

        Termination Period:

        This Option may be exercised for 30 days after termination of Optionee's status as an employee of the Company, or such longer period as may be applicable upon death or Disability of Optionee as provided below, but in no event later than the Term/Expiration Date as provided above.

        AGREEMENT

        1. Grant of Option. Auspex Systems, Inc., a Delaware corporation (the "COMPANY"), hereby grants to the Optionee named in the Notice of Grant (the "OPTIONEE"), an option (the "OPTION") to purchase a total number of shares of Common Stock (the "SHARES") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "EXERCISE PRICE").

        2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and as follows:

               (i)    Right to Exercise.

                      (a) This Option may not be exercised for a fraction of a share.

                      (b) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).

                      (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

               (ii) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as EXHIBIT A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

               No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

        3. Registration of Shares. The Company shall register the shares issuable upon exercise of this Option on a Form S-8 Registration Statement within ninety (90) days after the grant of this Option.

        4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

               (i) cash; or

               (ii) check; or

               (iii) surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

               (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

        5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the

Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        6. Termination of Relationship. In the event of termination of Optionee's continuous status as an employee of the Company, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's continuous status as an employee of the Company as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        8. Death of Optionee. In the event of termination of Optionee's continuous status as an employee of the Company as a result of the death of Optionee, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by Optionee's legal representative on behalf of Optionee, but only to the extent the Optionee could exercise the Option at the date of death.

        9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or by Optionee's legal representative on behalf of Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option.

        11. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a nonstatutory Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. However, the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. Additionally, the Optionee may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option out of Optionee's compensation or by payment to the Company.

        12. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (i) Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability and California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (ii) Disposition of Shares. In the case of an Nonstatutory Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes.

        13. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

               (i) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by this Option, as well as the Exercise Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

               (ii) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Company shall notify Optionee as soon as practicable prior to the effective date of such proposed transaction. Optionee shall have the right to exercise this Option until fifteen (15) days prior to such transaction as to all of the Shares covered hereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, this Option will terminate immediately prior to the consummation of such proposed action.

                                        AUSPEX SYSTEMS, INC.
                                        a Delaware corporation

                                        By: /s/ Dennis Dunnigan
                                            ------------------------------------

                                        Title: Chief Operating Officer
                                               ---------------------------------

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT CONFERS UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF STATUS AS AN EMPLOYEE OF THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS STATUS AS AN EMPLOYEE.

        Optionee hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Option.



Dated: December 28, 2000                     /s/ Paul Loucas
       -----------------------               -----------------------------------
                                             Optionee

                     [ACKNOWLEDGMENT OF STOCK OPTION GRANT]

                                    EXHIBIT A

                              EMPLOYEE OPTION GRANT

                                 EXERCISE NOTICE


Auspex Systems, Inc.
2300 Central Expressway
Santa Clara, CA     95050
Attention: ______________________

        1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "SHARES") of Auspex Systems, Inc. (the "COMPANY") under and pursuant to an employee option grant dated ____________ (the "OPTION AGREEMENT").

        2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

        3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Option Agreement.

               Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

        4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        5. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this

Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

        6. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the option grants, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

        7. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown on this notice, or to such other address as such party may designate in writing from time to time to the other party.

        9. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        10. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

        11. Entire Agreement. The Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                                Accepted by:

OPTIONEE:                                    AUSPEX SYSTEMS, INC.

                                             By:
                                                --------------------------------

                                             Its:
-----------------------------------              -------------------------------
(Signature)

Address:

-----------------------------------


-----------------------------------

                     AUSPEX AUTHORIZED DISTRIBUTOR AGREEMENT

                                 AUSPEX SYSTEMS
                        AUTHORIZED DISTRIBUTOR AGREEMENT


This Agreement is effective on ________________, 2000 between AUSPEX SYSTEMS, INC. a U.S. A., Delaware Corporation., (Herein "AUSPEX") and Bell Microproducts, Inc., a California Corporation (herein "DISTRIBUTOR"). This Agreement and Exhibits shall also be binding for those Subsidiary Corporations or field offices of AUSPEX SYSTEMS, INC., and those named Service Providers of Auspex listed in Attachment I.


AUSPEX SYSTEMS, INC.                         DISTRIBUTOR
2800 Scott Boulevard                         Bell Microproducts, Inc.,
Santa Clara, CA 95050-2516                   1941 Ringwood Avenue
Telephone (408)566-2000                      San Jose, California 95131-1721
Facsimile: (408)566-2020                     Telephone 408.451.9400
www.auspex.com                               www.bellmicro.com

REMITTANCE ADDRESS

AUSPEX SYSTEMS, INC.                         DISTRIBUTOR
Dept 33097 P.O. 39000                        Same as above
San Francisco, CA 94139-3097                 ___________________________________
Telephone (408)566-2000                      ___________________________________
Facsimile: (408)986-0389
                                             ___________________________________
                                             ___________________________________

NOTICE DELIVERY ADDRESS

AUSPEX SYSTEMS, Inc.                         DISTRIBUTOR
2800 Scott Boulevard                         Same as above
Santa Clara, CA 95050-2516                   ___________________________________
Telephone (408)566-2000                      ___________________________________
Facsimile: (408)566-2020                     ___________________________________
Attention:  Chief Financial Officer          Telephone:
                                             Facsimile:

In Witness Thereof, the parties have         Agreed to:
executed this Agreement by their duly
authorized representatives.


AUSPEX SYSTEMS, INC.                         BELL MICROPRODUCTS (CORPORATION)


Name: DENNIS J. DUNNIGAN                     Name: PHIL ROUSSEY
     ------------------------------               ------------------------------

Signature: /s/ DENNIS J. DUNNIGAN            Signature: /s/ PHIL ROUSSEY
          -------------------------                    -------------------------

Title:  COO                                  Title:  EVP MARKETING
      -----------------------------                -----------------------------

Date: 12-9-00                                Date: 12/4/00
     ------------------------------               ------------------------------
("AUSPEX")                                   ("DISTRIBUTOR")

                                    TABLE OF CONTENTS

                                                                            Page
1.0     DEFINITIONS                                                          4
        1.1    Agreement
        1.2    Attachment
        1.3    Territory
        1.4    DISTRIBUTOR or Reseller
        1.5    End User
        1.6    Products
        1.7    Applicable Price List
        1.8    Licensed Software
        1.9    Technical Support
        1.10   Multinational Customer
        1.11   Local Affiliate

2.      APPOINTMENT AND AUTHORITY                                            5
        2.1    AUSPEX Reserved Rights
        2.2    Property Rights
               A.  Title
               B.  Trademarks and Tradenames

3.      PROCUREMENT                                                          6
        3.1    Orders
               A.  Special Purchase Orders
               B.  Acknowledgements
        3.2    Prices
               A.  Price Revisions
               B.  Issuance of Credits
               C.  Taxes
        3.3    Change Orders & Cancellations
        3.4    Delivery, Risk of Loss                                        7
        3.5    Inspection & Rejection of Products
        3.6    Software License
               A.  License Grant
               B.  End User License
        3.7    Payment
               A.  Net 45 terms
               B.  Credit Limit
               C.  No offsets

4.      AUSPEX OBLIGATIONS TO DISTRIBUTOR                                    7
        4.1    Standard Product and Sales Support
               A.  Testing
               B.  Promotional Materials                                     8
               C.  Training and Support
        4.2    Product Warranty and Disclaimer
        4.3    "Year 2000 Readiness Disclosure"
        4.4    Patents and Copyrights
        4.5    Returns                                                       9
               A.  Rejected Products
               B.  Product Discontinuance
               C.  Stock Rotation
               D.  Process and Limitations for Returns

5.      OBLIGATIONS OF DISTRIBUTOR                                           9
        5.1    Product Promotion
               A.  Promotion Efforts and Sales Force

               B.  Demonstration Equipment
               C.  Installation and Service
        5.2    Notification                                                 10
        5.3    Reporting
               A.  Annual Sales Plan and Monthly Forecasts
               B.  Monthly Report of Sales and Inventory
               C.  Financial Reporting
        5.4    Export
        5.5    Representations and Warranties

6.      MUTUAL OBLIGATIONS                                                  11
        6.1    Confidential Information
        6.2    Insurance
        6.3    Government contracts
        6.4    Commercial Policy                                            12
               A.  No Unauthorized payments
               B.  Definition of "Government Official"
               C.  Obligation to Notify AUSPEX

7.      LIMITATION OF LIABILITY                                             12

8.      DURATION AND TERMINATION OF AGREEMENT                               13
        8.1    Termination
        8.2    Obligations upon Termination
        8.3    No Effect on End User Licenses
        8.4    Each Party's Actions on Termination
        8.5    Audit Rights
        8.6    Survival of Certain Terms                                    14

9.      GENERAL                                                             14
        9.1    Press Release
        9.2    Assignment - Binding Effect.
        9.3    Attorneys Fees
        9.4    Notices
        9.5    Entire Agreement
        9.6    Waiver
        9.7    Severability
        9.8    Force Majeure
        9.9    Execution of Agreement and Controlling Law                   15
        9.10   English Language

ATTACHMENTS

Attachment I   Territory, Discounts, Applicable Price List, Product Sale
               Restrictions (if any) Support Responsibility, and any Territory
               Specific Terms Includes Co-op & Market Development Funding
               Section.

Attachment II  DISTRIBUTOR's Annual Sales Plan

Exhibit A      Example of Applicable Price List (provided separately)

Exhibit B      AUSPEX Right-To-Use Software License for Auspex 4Front (TM)
               Product Family

Exhibit C      Wire Transfer and Letter of Credit Information

Exhibit D      AUSPEX Insurance Certificate

Exhibit E      Support Agreements (if any)

        WHEREAS, AUSPEX together with its wholly owned subsidiaries is in the business of developing, manufacturing, selling or licensing and supporting the Products worldwide; and

        WHEREAS, DISTRIBUTOR has experience and expertise in selling and sublicensing computer products in the designated Territory; and

        NOW, THEREFORE, in consideration of the foregoing premises and the covenants and conditions set forth in this Agreement, the Parties agree as follows:

1. DEFINITIONS set forth in this Section shall apply to the following words and terms when used in this Agreement.

        1.1 "Agreement" means this Agreement, fully executed by the Parties, including without limitation, all Attachments hereto.

        1.2 "Attachment" means any addendum to this Agreement including, but not limited to, exhibits or schedules designating the Product(s), Territory, discounts and applicable price list, special terms and/or any other information the Parties deem necessary to include herein.

        1.3 "Territory" means the geographical territory as described in Attachment I hereto, and which may include a designated market field or vertical market, which shall mean only that customer classification(s) designated as such and located in the Territory.

        1.4 "DISTRIBUTOR" or Value Added RESELLER means a corporation or other legal entity that is authorized by AUSPEX to resell the Product(s) and sublicense the Product(s), directly and/or indirectly (if so specified herein), to End-Users. Reseller's may include customers defined as Integrators or Original Equipment Manufacturers who incorporate part, or all of a Product, respectively, in equipment or systems to be sold or leased by such customers to third parties. RESELLER(S), who are also DISTRIBUTOR(S), such as Bell Microproducts, Inc., are authorized by Auspex to sell, within the Territory, to other RESELLERS, and who may also provide full service support to customers and RESELLERS for all or some part of the Territory.

        1.5 "End User" means a customer that is an individual, corporation or other legal entity which procures or sublicenses the Product(s) from DISTRIBUTOR or RESELLER hereunder for use in the regular course of its business and not for subsequent distribution or resale.

        1.6 "Products" shall mean those products offered for sale or license in the "applicable" and then current AUSPEX published Price List as amended from time to time. An example price list is provided in accordance with Exhibit A. Unless specifically stated otherwise, Third Party products offered for sale by Auspex, or recommended or certified for use with Auspex Products, remain subject to the original vendor's express warranties and indemnifications, and are excluded from Auspex's terms and conditions herein.

        1.7 "Applicable Price List" or "Current Price List" shall mean the "then current" version of the published AUSPEX Product Price List (domestic or foreign) that reflects the published list price that applies to the purchases and licensing hereunder and which will be delineated in Attachment I hereto.

        1.8 "Licensed Software", herein "Software" means the Software (including optional software products) in machine readable object code format and documentation provided with the equipment manufactured by AUSPEX, Inc., and subject to the AUSPEX shrink-wrap Right-To-Use license terms attached as Exhibit B hereto.

        1.9 "Annual Sales Plan" means the agreed revenue goals for one calendar year (see Attachment II)

        1.10 "Multinational Customer" as used herein shall mean any customer having corporate offices, divisions, subsidiaries or affiliates (including parent corporations) located in more than one country.

        1.11 "Local Affiliate" shall mean an in-territory local subsidiary, division or affiliate of a multinational customer or other third party, which is located outside of the Territory.

Subject to the terms and conditions herein contained, AUSPEX and DISTRIBUTOR agree as follows:

2. APPOINTMENT AND AUTHORITY

- AUSPEX hereby appoints DISTRIBUTOR, and DISTRIBUTOR accepts such appointment as a non-exclusive DISTRIBUTOR within the Territory, of the Products subject to the Terms and Conditions of this Agreement.

- If applicable, AUSPEX will authorize DISTRIBUTOR to utilize its U.S. Government Services Administration (GSA) schedule contract for the purpose of processing its orders with Government agency customers. The specifics of how to accomplish this will be provided under separate cover.

- Distributors shall request the written consent of AUSPEX prior to appointing any Resellers in order to initiate the require sublicensing rights: At the time of this Agreement, Bell Microproducts shall provide a list of its proposed Reseller(s) for Auspex's approval.

- This Agreement shall not be construed as creating a partnership, joint venture, agency relationship, or as granting a franchise under either federal or state laws. Furthermore, each party hereto expressly acknowledges and agrees that it is not the agent or legal representative of the other and has no authority to create any obligation or incur any expense on behalf of the other.

- The Products are offered for sale and are sold by AUSPEX subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. DISTRIBUTOR or Distributor shall not, and shall not assist others to, reverse engineer any of the Products or any portion thereof. DISTRIBUTOR or Distributor shall notify AUSPEX if DISTRIBUTOR or Distributor becomes aware of any individual or entity attempting to reverse engineer any Products or any portion thereof.

2.1 AUSPEX RESERVED RIGHTS

Notwithstanding anything to the contrary contained in this Agreement, AUSPEX reserves the right to:

- Add to, change or discontinue distribution of any or all Products and to distribute Products directly to end-users, other DISTRIBUTORS, and any other customers.

- Without prior approval from or notice to DISTRIBUTOR, to make changes in the specifications and/or modification to the Products provided that such changes/modifications do not materially adversely affect overall product performance. As is customary in the computer industry, some components may be reused within the sales process; any such remanufactured components or Products are warranted as new.

- Designate Products or marketing promotions as non-discountable (ND) on the Applicable Price List, and/or stipulate maximum discounts for promotional offers, which designation(s) shall be honored for purposes of this agreement.

- Request payment prior to shipment and/or to put any unshipped product on "Ship Hold", in the event DISTRIBUTOR fails to make any payment when due, and/or for accounts past due, AUSPEX reserves the right to assess a finance charge as stated in the Payment paragraphs hereunder.

- For certain procurements require that DISTRIBUTOR establishes a letter of credit or that wire transfer will make payments.

- To establish separate and distinct discounts for new product categories or future products not released or available at the time of this agreement, and to revise the agreed discounts for current products if Auspex reduces its list prices by 15% or more in a six month time frame; marketing specials or promotions do not qualify as a reduction of list price(s) as pertains to this clause.

-   AUSPEX reserves all rights not expressly granted.

2.2 PROPERTY RIGHTS.

A. Title. Title to all copyrights, patents, trademarks, trade names and trade secrets contained in the Products and any documentation provided with the Products, as well as any software contained within the Products, will at all times remain with AUSPEX or its suppliers, as applicable. DISTRIBUTOR shall not alter or remove any copyright notices or other proprietary notices on, or in, any AUSPEX Products. DISTRIBUTOR shall not alter, tamper with, or otherwise open AUSPEX Products packaging prior to delivery of the AUSPEX Products to DISTRIBUTOR'S customers. DISTRIBUTOR is expressly prohibited from reverse engineering, reverse assembling, and/or decompiling of the AUSPEX Products for any purposes whatsoever, except as permitted by applicable law.

B. Trademarks and Trade Names. During the term of this Agreement, AUSPEX grants to DISTRIBUTOR a non-transferable, royalty free license to use AUSPEX trade names and trademarks solely in connection with DISTRIBUTOR'S promotion and sale of Products, subject to AUSPEX' standard guidelines for the use of its trademarks. Said license is sublicenseable to DISTRIBUTORs only with AUSPEX'S consent. DISTRIBUTOR will cause to appear in any advertisement, publication, public presentation, and external correspondence the appropriate designation for AUSPEX products, either (C) or (R) or (TM), as applicable, for all copyrights and trademarks related to AUSPEX Products. AUSPEX expressly prohibits any direct or indirect use, reference to, or other employment of its name, trademarks, or trade names, except as expressly provided for in this Agreement.

3 PROCUREMENT

3.1 ORDERS

DISTRIBUTOR shall order all Products by written purchase orders referencing this Agreement and stating the quantity, Products, applicable prices, shipping instructions, and requested delivery dates. DISTRIBUTOR may use its standard purchase order form to order Products; however, the terms and conditions of this Agreement shall supersede any different or additional terms on such purchase order except as provided in paragraph A below:

A. Special Orders AUSPEX will recognize special circumstances that are expressly stated and agreed between the parties hereto, such as, for example, DISTRIBUTOR requesting a direct shipment to an end user, provided that such requests are clearly documented on the purchase order and are expressly agreed between authorized representatives of both parties. Except for those specially authorized circumstances, no other terms shall be affected. Facsimile orders are acceptable provided they are legible and complete. Authorizations for Electronic Commerce (EC) order processing shall be documented in an addendum hereto.

B. Acknowledgement Orders shall be subject to written acknowledgement by AUSPEX at its principal place of business. If AUSPEX considers it difficult to deliver the Products on the delivery date specified in an accepted purchase order, AUSPEX shall advise DISTRIBUTOR thereof within a ten (10) day period and the parties shall discuss and determine a mutually acceptable alternative delivery date. AUSPEX reserves the right to establish delivery schedules in accordance with Product availability and DISTRIBUTOR'S credit status.

3.2 PRICES

With respect to any individual order, DISTRIBUTOR'S purchase price for AUSPEX Products shall be calculated using the Applicable Price List, per Attachment I hereto, that is in effect at the time such order is placed, less the DISTRIBUTOR Discount which shall also be set forth in Attachment I. The difference between DISTRIBUTOR'S price from AUSPEX and DISTRIBUTOR'S price to its customers will be DISTRIBUTOR'S sole remuneration for the sale of the Products.

Auspex's Standard Practice(s) regarding Price Revisions are stated in Paragraph A below. Subparagraphs i and ii incorporate specific clarifying language from Bell's agreement in paragraphs 9c (i) & ii)

A. Price Revisions The Applicable Price List may be revised from time to time by AUSPEX, and if commercially reasonable to do so, AUSPEX will provide a sixty (60) day advance notice to DISTRIBUTOR. If, however, no advance notice is provided, price increases shall not affect those unfulfilled (e.g. "unshipped") purchase orders accepted by AUSPEX prior to the effective date of the price increase and, further, shall not take effect for a period of sixty (60) days from the effective date of the Applicable Price List. Conversely, price decreases shall apply immediately to all pending, e.g. "unshipped" purchase orders, and on new orders, accepted by AUSPEX, on or after the date of the price decrease. Notwithstanding the above, only one Price List may be used to price any given order and orders must be priced completely from one Price List. Where price reductions have occurred after receipt of the purchase order and prior to shipment, AUSPEX shall credit DISTRIBUTOR for the difference between the invoice price charged to DISTRIBUTOR and the reduced price for each affected unit.

        (i)    Price Increases

               (a) All back ordered Products from orders received and accepted by Auspex prior to the effective date of the price increase which were previously scheduled by Distributor for shipment prior to the effective date of the price increase, or within sixty (60) days following the effective date of the price increase as shown in the order for such Products, will be billed at the price in effect prior to the increase.

               (b) All Products ordered following and/or scheduled by Distributor for shipment more than sixty (60) days from the effective date of the price increase will be billed at the new increased price.

               (c) Distributor shall have the right to cancel, at no cost to Distributor, any order of any Products affected by a price increase, if it gives Auspex written notice of such cancellations within ten (10) business days following the effective date of the price increase.

        (ii)   Price Decreases


               (a) When a list price decrease becomes effective, the new price will apply to all unshipped items on Orders accepted by Auspex prior to the effective date of the list price decrease, and on new Orders accepted by Auspex on or after the effective date of the list price decrease.

               (b) Price Protection for Inventory Where AUSPEX has reduced the published list price or increased the DISTRIBUTOR'S discount, DISTRIBUTOR will be eligible for a credit for the difference between the invoice price charged to DISTRIBUTOR and the reduced price for each new and unused, Product(s) in the original shipping container, that is held in inventory by DISTRIBUTOR on the notification date for the reduced price, up to a maximum of sixty (60)days previous shipped purchases.

B. Issuance of Credits. For each Order for the Products as to which the above paragraphs apply, Distributor may apply for a credit equal to the difference between (a) the net purchase price paid by Distributor for such Product, less any credits granted thereon by Auspex_, and (b) the new decreased price, multiplied by the applicable quantity of each of such Products. Issuance of such credit by Auspex is contingent upon Distributor's submitting to Auspex, not later than thirty (30) days after the effective date of such price decrease, an inventory report covering the affected Products, accompanied by a written request for such credit. Auspex reserves the right to examine and inspect Distributor" inventory and records pertaining to Products for which a credit is claimed. Once Auspex has approved a credit for return by issuing a credit memo, that amount can be deducted from DISTRIBUTOR's current account balance.

C. Taxes. Prices are exclusive of any sales, use, value-added, or excise taxes, and any freight, transportation and insurance charges from the F.O.B. shipment point unless expressly stated otherwise in accordance with the Applicable Price List. AUSPEX will add any such taxes or charges to the invoice, unless, in the case of taxes, DISTRIBUTOR supplies an appropriate tax exemption certificate in a form satisfactory to AUSPEX.

3.3     CHANGE ORDERS AND CANCELLATIONS

        Auspex will endeavor to make Products available to Distributor as ordered, but Auspex reserves the right to accept or reject any Order or to ship all or part of any Order after the requested shipping date, which right shall not be exercised unreasonably. In the event of a shortage of any Product for any reason, Auspex shall have the right to allocate available Products among its customers, including Distributor and its customers, in such manner as Auspex may consider equitable, provided that Distributor is notified of such shortage at least ten (10) Business Days prior to any Acknowledged Shipping Date for such a product. Auspex may terminate an Order, in whole or in part, or extend an Acknowledged Shipping Date, for a Product that must be so allocated, provided it gives Distributor notice via email or telephone of such termination or the new Shipping Date at least ten (10) Business Days prior to such Acknowledged Shipping Date and such Acknowledged Shipping Date is not extended more than thirty (30) days without Distributor's approval.

        DISTRIBUTOR may use written change orders without penalty for orders that have not yet been acknowledged by AUSPEX, and shall use its reasonable efforts not to request delay of delivery of acknowledged orders. Likewise, AUSPEX shall use its reasonable efforts to reschedule the delivery date as requested by DISTRIBUTOR provided said change is received within fifteen (15) days or more before the Acknowledged or agreed delivery date. DISTRIBUTOR shall be permitted to cancel any order that is already acknowledged by AUSPEX; in which case, DISTRIBUTOR may be liable for cancellation fees equal to 5% of the order amount for Products cancelled within seven days of shipment.

3.4     DELIVERY

    A. Subject to acknowledgement, orders will be shipped F.O.B. AUSPEX point of shipment to the "Ship To" address set forth in Attachment I by the shipping method designated therein, or if drop shipped to end user destination, to the "Ship To" address as stated on the Purchase Order. DISTRIBUTOR shall be responsible for all risks of loss or damage after delivery to the carrier at the F.O.B. shipment point. International shipments from Auspex Subsidiary Corporation locations shall be per Incoterms 1990, Free Carrier e.g. FCA:
    Seller will deliver the Products, cleared for export, to buyer's carrier at a port of exit. Each Product will be deemed delivered at the time when the shipping and receiving document and itemized packing slip is signed off by an authorized agent at the shipping destination as indicated on the purchase order to AUSPEX.

    B. Risk of loss and title, except to licensed software, shall pass to DISTRIBUTOR upon delivery to the common carrier. DISTRIBUTOR has the option of selecting a carrier for transportation and delivery of Products, provided that if so stipulated by AUSPEX for certain products, it is a padded van carrier. DISTRIBUTOR will pay all costs relating to transportation, delivery and insurance, including any additional charges incurred due to expediting - said costs will be collected by the carrier upon delivery and billed to DISTRIBUTOR'S freight account number, e.g. "Freight Collect". DISTRIBUTOR will bear the risk of loss while the goods are in transit and will be solely responsible for filing claims relating to any lost or damaged goods.

3.5 INSPECTION & REJECTION OF PRODUCTS

DISTRIBUTOR shall inspect all Products promptly upon receipt and may reject any Product that fails in any material way to meet the specifications set forth in AUSPEX'S current published specifications for that Product. To reject a Product, DISTRIBUTOR shall notify AUSPEX in writing or by electronic mail of its rejection and request a Return Material Authorization ("RMA") number as discussed in the Returns Section hereunder.

3.6 SOFTWARE LICENSE

A.  End User License Terms

DISTRIBUTOR agrees to pass through to End Users the Software and AUSPEX End User license agreement supplied by AUSPEX (e.g. Exhibit B hereto) exactly as ordered and received from AUSPEX. Additionally, DISTRIBUTOR shall obtain a signed agreement from any Auspex authorized sublicensee that ensures their agreement to pass through the End User license agreement and to comply with the terms thereof.

B.  License Grant

DISTRIBUTOR'S use of such Software shall also be subject to the terms and conditions of the AUSPEX End User license agreement accompanying such Software:
DISTRIBUTOR shall have a non-exclusive, nontransferable license, to distribute such Software as, or as incorporated within, a Product solely for the purpose of
(i) assisting DISTRIBUTOR's end user customers in installing such Software, (ii) demonstrating Products to potential customers and (iii) supporting and maintaining the Software for its customers. Said license grant is sublicenseable to DISTRIBUTORs only with AUSPEX'S consent. Except with specific written approval of Auspex management, DISTRIBUTOR or end user, shall not decompile, reverse assemble, or otherwise attempt to derive source code from the Software.

C. Third Party Software. Certain software furnished by AUSPEX is provided under sub license from third parties. DISTRIBUTOR agrees to execute, if applicable, any software sub license agreement required by the third party (which typically will be required for use of source code, or creation of derivative works involving third party's proprietary code. Any payment, fees or royalties required by the third party supplier to effect said sublicensed rights shall be the DISTRIBUTOR's responsibility. In addition, DISTRIBUTOR agrees that no such third party warrants the Software, assumes any liability regarding use of the Software, or undertakes to furnish any support or information relating to the Software.

3.7 PAYMENT TERMS

A. Payment by Distributor to Auspex for each Order shall be made in U. S. dollars unless otherwise specifically quoted and agreed. Payment terms shall be the full invoiced amount payable within forty-five (45) days of the invoice date, e.g. net forty five (45). Any charge card orders, if accepted, are subject to authorization from the charge card Company. Check or wire transfer orders are subject to receipt of funds at the AUSPEX designated bank. For accounts 45 days and more past due, AUSPEX reserves the right to assess a finance charge at the rate of one and one-half percent (1.5%) per month or, if less, the maximum allowed by applicable law. For payments received within net fifteen (15) days of the invoice date, Distributor shall receive a 1.5% discount that will appear as a credit for future purchases.

B. Payment shall be by check, letter of credit, cash in advance, C.O.D., wire transfer, or other credit terms, as determined by Auspex's credit department from time to time. Auspex reserves the right from time to time, in its sole discretion and without liability to Distributor, to establish and change, without notice, payment requirements and credit limitations based upon Distributor's financial condition and to delay and/or withhold shipment of specific Orders, or parts thereof, based upon these limitations. Distributor shall provide to Auspex such financial information concerning Distributor as Auspex may reasonably request from time to time.

C. No offsets Any credits due DISTRIBUTOR from AUSPEX are not to be used as off-sets by DISTRIBUTOR from any current amount owed to AUSPEX without written authorization from AUSPEX.

4 AUSPEX OBLIGATIONS TO DISTRIBUTOR

4.1 STANDARD PRODUCT AND SALES SUPPORT A. Testing. AUSPEX shall test all Products before shipment to DISTRIBUTOR. AUSPEX products are Underwriters Laboratories (UL) & Canadian UL (cUL), European Product Safety and Emissions Testing Body/Agency (otherwise known as "TUV"), Federal Communications Commission (FCC) Class A, Voluntary Control Council for Interference by Information Technology Equipment (VCCI) Part I, and Conformity European (CE) compliant. AUSPEX will, upon request, provide copies of existing test data and test reports; however, AUSPEX will not perform additional testing or provide product compliance test resources.

B. Promotional Materials. AUSPEX will provide DISTRIBUTOR marketing and technical information concerning the Products as well as reasonable quantities of brochures, instructional material, advertising literature, and other Product data, which may include artwork, photographs, and such available sales aids as press releases, videotapes, and demonstration programs.

C. Training and Support. Sales training shall be offered in accordance with AUSPEX's then current standard practices.

At the time of this Agreement, AUSPEX's standard training practices are as follows:

Initial Training (Sales and Technical)

AUSPEX shall initially provide Product training for up to three (3) of DISTRIBUTOR's sales employees and three (3) DISTRIBUTOR technical support engineers (presuming DISTRIBUTOR, and not AUSPEX will be providing warranty and post-warranty support to DISTRIBUTOR's customers). At AUSPEX's option, the training will be conducted at the facilities of AUSPEX in the U.S. unless otherwise specified by AUSPEX or mutually agreed in the interest of costs and convenience to both parties. The training will require approximately one week:
The training shall be tuition free, but DISTRIBUTOR shall be responsible for all travel and living expenses of its employees who take the training. In addition, DISTRIBUTOR may be required to have two (2) DISTRIBUTOR employee representatives attend each AUSPEX annual sales meeting and each AUSPEX new Product introduction. Travel associated with the training of DISTRIBUTOR's employees or attendance of the annual sales meetings may be reimbursed to DISTRIBUTOR's accounts with Coop funds once those funds are issued by Auspex per Attachment I hereto.

Continuing Sales Training

For the duration of the Agreement, DISTRIBUTOR may request additional training for sales employees, and AUSPEX will continue to offer a reasonable amount of tuition free sales training for DISTRIBUTOR's sales employees, assuming however, the number of trainees, extent, and place for such training shall be at AUSPEX's discretion and judgment based on known factors including DISTRIBUTOR's performance hereunder. Specialized sales training may be subject to fees for tuition using then current pricing of the Applicable Price List.

Continuing Technical Training

Additional technical support training will be provided at 20% off the U.S. published list price for a maximum of 2 individuals per system sold. The specific areas, class sizes, frequency of classes, and any costs associated therewith are further identified in the Applicable Price List.

Special Training (e.g. Sales or Technical)

In the event DISTRIBUTOR requires sales or technical training at times or locations that are not stipulated or agreed by AUSPEX, then DISTRIBUTOR shall in addition to the instruction costs referred to above, pay the reasonable out-of-pocket expenses, including transportation, food and lodging, of instructors supplied by AUSPEX. Any additional training required enhancing DISTRIBUTOR's capabilities, as a warranty and support provider for the Products shall be provided by AUSPEX on a time and materials basis.


4.2 LIMITED WARRANTY

Auspex warrants each Product delivered to Distributor hereunder in accordance with Auspex standard limited warranty with respect to each Product. Auspex's current standard limited warranty for hardware and software is shown in paragraphs A & B. below: Auspex reserves the right from time to time, in its sole discretion and without liability to Distributor, to modify it standard warranty or other policies. Each such modification shall be effective with respect to any order received by Auspex after Distributor receives written notice (which may be via email or website) of such modification.

A. HARDWARE.

AUSPEX warrants that for the applicable warranty period for the Product(s), which for the NS2000 Series is one year, commencing on the date of delivery to DISTRIBUTOR, Products shall be free from defects in material and workmanship and when (i) operated in a suitable environment as specified in the appropriate product description and (ii) properly maintained and operated, will perform in accordance with AUSPEX's applicable published specifications. If a Product is found not to meet this standard during the warranty period it will be repaired or, at the option of AUSPEX, replaced.

B. SOFTWARE. AUSPEX warrants that the licensed Software shall substantially conform to its published specifications, as they exist at the date of delivery, for the applicable warranty period, which for the NS2000 Series is ninety (90) days AUSPEX'S sole obligation under this warranty shall be limited to using its best efforts to correct such defects and supply DISTRIBUTOR with a corrected version of such licensed Software as soon as practical after DISTRIBUTOR has notified AUSPEX of such defects. AUSPEX does not warrant that operation of any of the licensed Software shall be uninterrupted or error free.

CHANGES IN THE PRODUCT NOT APPROVED BY AUSPEX SHALL VOID THIS WARRANTY. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

DISCLAIMER; AUSPEX SHALL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTICE HAS BEEN GIVEN OF THE POSSIBILITY OF SUCH DAMAGES.

AUSPEX MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF AUSPEX PRODUCTS OR AS TO SERVICE TO DISTRIBUTOR OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN AUSPEX LIMITED WARRANTY ACCOMPANYING DELIVERY OF THE PRODUCTS. AUSPEX RESERVES THE RIGHT TO CHANGE THE WARRANTY

AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO DISTRIBUTOR OR TO ANY OTHER PERSON.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABIITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ARE HEREBY EXCLUDED BY AUSPEX.

4.3 "YEAR 2000 READINESS DISCLOSURE" PER UNITED STATES PUBLIC LAW 105-271 EFFECTIVE OCTOBER 19, 1998. AUSPEX products are "Year 2000 Compliant", subject to the AUSPEX Definition of "Year 2000 Compliance" for the specific Auspex Product, Product family or series that is provided on the AUSPEX website and in the documentation that accompanies the Product. This disclosure assumes that all upgrades as required by AUSPEX, have been performed. The Year 2000 Compliant performance is subject to the above cited AUSPEX standard warranty, including all limitations, assumptions, and Disclaimers therein and herein. Notwithstanding anything to the contrary herein, those laws of the U.S. shall take precedence over any other country law pertaining to Year 2000 Compliance issues

4.4 PATENTS AND COPYRIGHTS

AUSPEX will defend or settle at its expense and will pay the costs and damages finally awarded against DISTRIBUTOR or its Customer in any action brought against DISTRIBUTOR or its Customer alleging that the AUSPEX Products sold pursuant hereto, or any of their parts manufactured by AUSPEX, infringe a Berne Convention country patent that is in effect as of the effective date of this agreement, provided that DISTRIBUTOR (i) promptly notifies AUSPEX in writing of such action, (ii) provides AUSPEX with all reasonable assistance for the defense or settlement of such action, and (iii) grants to AUSPEX sole authority and control for the defense or settlement of such action. If a final injunction is obtained against Customer in such action, AUSPEX will, At AUSPEX's option and expense, either (i) procure for Customer the right to continue using such Product or part, (ii) replace or modify such Product or part so that it becomes non-infringing, or (iii) remove such Product or part and refund to Customer the purchase price, as depreciated, and transportation costs. And credit to Distributor the aggregate net purchase price paid for such Products purchased by Distributor during the sixty (60) days prior to such credit being given, provided that such Products for which the credit is given are new and unused and in their original shipping carton and are returned to Auspex, at Distributor's expense, within thirty (30) days of Auspex giving Distributor written notice of its intention to provide such credit.

AUSPEX shall not have any liability to DISTRIBUTOR or its Customer and DISTRIBUTOR shall defend and hold AUSPEX harmless against any expense, judgment, or loss if the alleged infringement is based on the use of such Product or part with products not manufactured by AUSPEX, if the alleged infringement is based on modification of such Product or part other than by AUSPEX, or if the alleged infringement is based on AUSPEX's compliance with DISTRIBUTOR or Customer's design, specifications or instructions.

Except for the indemnity for third party claims as stated herein, in no event shall AUSPEX's total liability to DISTRIBUTOR for costs or damages under this paragraph exceed the sum paid to AUSPEX by DISTRIBUTOR for the allegedly infringing Product.

THE FOREGOING STATES THE ENTIRE LIABILITY OF AUSPEX FOR PATENT, COPYRIGHT, OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT BY THE PRODUCTS FURNISHED UNDER THIS AGREEMENT.

4.5 RETURNS

In addition to returns authorized under the warranty and termination paragraphs hereto, AUSPEX will accept Product units returned from DISTRIBUTOR under the following conditions: This provision shall not apply to any spare parts transactions and is subject to the paragraph below entitled "Return Materials Authorization (RMA) process and limitations."

A. DISTRIBUTOR shall inspect all Products promptly upon receipt thereof and may reject any Product that fails in any material way to meet the specifications set forth in Auspex's current brochure for that Product, e.g. the published specifications. Any Product not properly rejected within thirty (30) days after receipt of that Product by DISTRIBUTOR ("Rejection Period") shall be deemed accepted. If DISTRIBUTOR ships any unit of a Product to its customer prior to expiration of the Rejection Period, then DISTRIBUTOR shall deem that unit accepted upon shipment. To reject a Product, DISTRIBUTOR shall, within the Rejection Period, notify Auspex in accordance with the process described in the paragraph below entitled Return Material Authorization
    (RMA) process.

B. Product Discontinuance or Obsolescence. If AUSPEX notifies DISTRIBUTOR that it is discontinuing production of, or terminating support of a version of any Product in accordance with its end-of-life policy, DISTRIBUTOR may return Products which are in their original packaging, to AUSPEX for credit up to a maximum of sixty (60) days previous purchases subject to the following: Distributor may, within thirty (30) days of the effective date of any notification that a Product will become discontinued, request Auspex, in writing, to allow it to return any of such Product in its inventory in exchange for units of the Product replacing such discontinued Product with an aggregate net purchase price equal to or greater than the aggregate net purchase price of such discontinued Products or, if there is no replacement Product, credit at the net purchase price thereof. Upon receipt of such written request (which must identify the model and quantity of each

    Product to be returned), Auspex will determine whether the request meets the requirements with respect to discontinued Products, and, if it is in compliance therewith, will issue a Return Material Authorization ("RMA") number to Distributor authorizing the return of the discontinued Product Auspex will not accept the return of discontinued Products without first having issued a valid RMA number for the requested return. Distributor shall have the right to return a discontinued Product only if it is new and unused and is in its original shipping carton.

C.  Stock Rotation

(a) At any time during the first 30 days following the end of Suppliers fiscal quarter during the time of the Agreement, Distributor may return for credit an amount of Products with an original purchase price not in excess of 10% of the aggregate purchase price of all Distributor's purchases during the preceding 90 days, one calendar quarter.

(b) When Distributor desires to make a stock rotation, it will submit to Auspex a list, indicating the quantity and part number of the Product requested to be returned. All stock rotation requests must be accompanied by an Order for Products with an aggregate purchase price equal to or greater than the credit Distributor is to receive for such return. Upon receiving such list and related Order, Auspex will issue to Distributor a Return Material Authorization ("RMA") number for the return of the Product on the list and will process the related Order. Transportation (and duties) for the returned Products shall be paid by Distributor.

D.  Return Material Authorization (RMA) Process and Limitations:

    To return equipment, please call AUSPEX (888) 986-2000, Department of Sales Administration, for a Return Materials Authorization Number and instructions. DISTRIBUTOR will receive a written Return Material Authorization (which may be by electronic mail) from AUSPEX when DISTRIBUTOR provides the following information to AUSPEX: (i) Product to be returned,
    (ii) Quantity of each product to be returned, (iii) Reason for Return which shall be one of the following: Warranty, Rejection, Stock Rotation, Product Discontinuance, or Contract Termination.

    Product returned to AUSPEX shall be in its original shipping carton with the RMA number displayed on the outside of the carton and will be inspected upon delivery to AUSPEX. Return shall be refused if the Product units received do not match exactly what was reported to AUSPEX in the conditions stated above. For loaned product, warranty replacements, or properly rejected products where a replacement is requested, freight, both to Auspex, and returning to DISTRIBUTOR is paid by Auspex. For trade-ins, stock rotation, or returned inventory (such as obsolete Products), DISTRIBUTOR pays freight for return of shipments to Auspex. DISTRIBUTOR is responsible for any applicable reimportation costs.

    Limitations: In the instances above, such returns shall not exceed more than thirty percent (10%) of DISTRIBUTOR's purchases, in the applicable currency, occurring in the ninety (90) days immediately prior to the date of return. In the event any price decreases were effected that would apply to the returned items, the invoice price charged shall be utilized in arriving at the value of the returned items relative to the aforementioned not-to-exceed 10% of the amount invoiced, which calculation shall effectively allow for additional Product to be rotated or returned.

5. OBLIGATIONS OF DISTRIBUTOR

5.1 PRODUCT PROMOTION

A. Promotion Efforts and Sales Force. DISTRIBUTOR will maintain sufficient net worth and working capital, and will devote sufficient financial resources to perform fully and faithfully its obligations under this Agreement. DISTRIBUTOR will use its reasonable best efforts to develop the full sales potential of the Products within the Territory and will provide adequate sales personnel and promotional and office facilities to market, demonstrate, promote and sell the Products in the Territory.

B.  Demonstration Products (Equipment and Software)

DISTRIBUTOR shall have AUSPEX products at DISTRIBUTOR'S facility at all times for demonstration purposes. The demonstration system(s) shall be the most current model of AUSPEX's primary Product line(s). Any details agreed to between the parties, regarding these Products shall be addressed in Attachment I hereto.

C.  Installation and Services Options (refer to Exhibit E)

i) If mutually agreed, DISTRIBUTOR will reference sell AUSPEX support and service contracts (including warranty upgrades). Support descriptions and terms shall be based on AUSPEX's then current standard offerings. Pricing for support and services provided by AUSPEX, will be in accordance with AUSPEX's then current standard applicable Price List.

ii) If DISTRIBUTOR is an authorized support provider for the Products, DISTRIBUTOR shall have the responsibility to install the Products, test the installed Products, service and repair the Products, and train its customers with respect to the Products sold. These services shall be performed only by specially and properly AUSPEX trained personnel directed by DISTRIBUTOR.

DISTRIBUTOR shall maintain a properly equipped service department as required and shall keep on hand, at all times, accessories and equipment sufficient to meet the needs of the Territory, as well as a complete and adequate supply of spare parts, as recommended by AUSPEX from time to time, to properly service Products used in the Territory.

5.2 NOTIFICATION

DISTRIBUTOR will notify AUSPEX in writing of any claim or proceeding that involves the Products or this Agreement within ten (10) days after DISTRIBUTOR learns of such claim.

5.3 REPORTING

A. Annual Sales Plan and Monthly Forecasts

DISTRIBUTOR shall provide an Annual Sales Plan to AUSPEX within thirty (30) days of this Agreement which shall include the first months sales activity. Thereafter, DISTRIBUTOR shall provide monthly non-binding forecasts of sales thirty (30) days in advance of each monthly period and shall update these forecasts on a monthly basis.

B. Monthly Sales Report

By the last calendar day of each month, DISTRIBUTOR will submit a sales out and inventory report to AUSPEX, covering DISTRIBUTOR'S prior fiscal month ending 20th of each month. Both reports shall include the product name, product number, part number, serial number and number of inventory units. The sales out report shall also include the actual sales and account name including country. In instances where DISTRIBUTOR sells through an AUSPEX U.S. General Services Administration (GSA) contract vehicle, DISTRIBUTOR must also provide AUSPEX with a copy of the Purchase Order.

C. Financial Reporting

DISTRIBUTOR shall promptly provide AUSPEX with written notice of any material adverse change in its financial condition or prospects and of any transaction affecting the controlling ownership of its capital stock. When requested, DISTRIBUTOR will provide quarterly financial statements to AUSPEX.

5.4 EXPORT

DISTRIBUTOR agrees that the Products or any technical data or information supplied by AUSPEX hereunder shall not be resold, re-exported or otherwise transferred by DISTRIBUTOR to third parties, where such should constitute a violation of the export control regulations of the USA or any other country of export. DISTRIBUTOR further agrees to advise its customers that AUSPEX products are controlled commodities which may not be re-exported without permission of the United States Bureau of Export Administration.

If an Export License is required by AUSPEX, DISTRIBUTOR agrees to supply AUSPEX, on a timely basis, with such information and documentation as shall be necessary to apply for export clearance and approvals. And, DISTRIBUTOR shall, at its own expense, pay all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by DISTRIBUTOR. Other actions shall include product compliance testing as required by the import destination, including, but not limited to, product safety and Electromagnetic Compatibility (EMC).

5.5 REPRESENTATIONS AND WARRANTIES

DISTRIBUTOR agrees that any and all warranties it may make to its customers shall be made solely by DISTRIBUTOR and that DISTRIBUTOR shall not make any representations or warranties to its customers on behalf of AUSPEX. DISTRIBUTOR shall not make any false or misleading representations to customers or others regarding AUSPEX or the Products and DISTRIBUTOR shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with AUSPEX's documentation accompanying the Products or AUSPEX's literature describing the Products. DISTRIBUTOR represents and warrants that it shall not knowingly use or resell the products for those prohibited purposes requiring fault-tolerant performance as described in Exhibit B, "Right To-Use Software License". DISTRIBUTOR further warrants that it shall ensure that any other end users of Products are provided with a notice substantively similar to that set forth therein.

DISTRIBUTOR agrees to indemnify defend and hold AUSPEX harmless for any cost, damage, expense or liability arising out of any activities with its subsidiaries or affiliates to include warranties and/or representations made by DISTRIBUTOR including damages arising out of or in connection with the negligent installation of Products by DISTRIBUTOR or its customers, or use of an application in connection therewith, whether alone or in combination with Products or any other product or service.

6. MUTUAL OBLIGATIONS

6.1 CONFIDENTIAL INFORMATION

In the performance of this Agreement, either party may disclose to the other party hereto certain information which is identified and marked as "confidential," "proprietary" or in a similar manner ("Confidential Information"). Both parties agree that it shall not disclose Confidential Information to any third party, and that it shall use Confidential Information only for the purpose of the Agreement and limit internal disclosure of Confidential Information to those employees who have a need to know and who have been made aware of the obligations under this section concerning such Confidential Information.

Neither party shall have any obligation to protect Confidential Information which was in the rightful possession of, or independently developed by the recipient, or information which was or becomes part of the public domain through no act or omission hereunder.

Because disclosure of confidential information is likely to result in irreparable harm to the originator, and because remedies at law would be inadequate, the parties agree that the originator will be entitled to injunctive relief without prejudice to any other rights and remedies.

6.2 INSURANCE

Throughout the term of this Agreement, both parties agree to maintain sufficient liability and property damage insurance, and if requested shall provide to the other party, representative Certificates of Insurance reflecting all insurance coverage. And, If requested, each party shall name the other party as an additional insured under its policy (i.e. Insurance Form CG 2010 or its equivalent). Exhibit D hereto is AUSPEX's insurance certificate, which shows the recommended coverage for both parties hereto. If a party is unable to comply with the aforementioned request because it is self-insured, an authorized representative shall provide a statement to the other Party assuring that the levels of self-insurance meet or exceed the recommended coverage.

6.3 GOVERNMENT CONTRACTS

Government Approvals and Requirements

To the extent that from time to time, DISTRIBUTOR is bound by law or regulation to provide products that conform to specifications or other terms required by any government that may affect the Products provided hereunder, DISTRIBUTOR is responsible to inform Auspex of said requirements sufficiently in advance and in sufficient detail to allow Auspex to assess the requirements for commercial reasonableness, and determine whether, at its sole option, Auspex can comply, or will endeavor to comply with said requirements. Auspex's efforts to comply with said specifications shall be subject to an equitable adjustment to the purchase price for the Products and/or payment of the non-recurring fees as agreed by Auspex.

Moreover, if at any time any government or agency having jurisdiction over either party hereto should require, directly or indirectly, any alteration or modification of any term or condition of this Agreement or of the performance by the parties under this Agreement in a manner which has a material adverse effect on the other party hereto, then that party which suffers from such alteration or modification may give written notice to the other party setting forth its objection to such alteration or modification and requesting consultation between the parties hereto relative to such alteration or modification. Not later than thirty (30) days after the giving of such notice, the parties shall discuss in good faith the possibilities of a mutually satisfactory resolution of such objection; provided, however, that if the parties hereto fail to reach agreement in writing on any mutually satisfactory resolution within ninety (90) days after the date of giving of such notice of objection, the aggrieved party shall have the right to terminate this Agreement, on a second written notice to the other party. The parties acknowledge and agree that, in the event of any such termination pursuant to this section, the party which elects to terminate shall not incur any liability to the other party for any alleged default in the performance of this Agreement arising from the exercise of its termination rights under this section.

6.4 AUSPEX COMMERCIAL POLICY PERTAINING TO COMPLIANCE WITH FOREIGN CORRUPT PRACTICES ACT

A. No Unauthorized Payments.

AUSPEX and DISTRIBUTOR each agrees that it will not, in connection with this Agreement or its performance hereunder, directly or indirectly offer, pay, promise to pay or authorize the payment of any money or other consideration to any government official or to any person, while knowing or having reason to know that all or a portion of such money or other consideration will be offered, given or promised, directly or indirectly, to a government official for the purpose of: i. influencing any act or decision of such government official, including a decision to fail to perform his or her official functions; or ii. inducing such government official to use his or her influence with any government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, to assist AUSPEX or DISTRIBUTOR in obtaining or retaining business or directing business, to any other party.

B. Government Official

As used in this Section, the term "government official" means any officer or employee of any government or any department, agency, instrumentality or wholly-owned corporation thereof, or any person acting in an official capacity for or on behalf of any such government or department, agency, instrumentality or wholly-owned corporation thereof, or any candidate for political office.

C. Notification.

DISTRIBUTOR shall notify AUSPEX immediately of any extortive solicitation, demand, or other request for anything of value, by or on behalf of any government official or employee of any government and directed to DISTRIBUTOR related to the Product.

7. LIMITATION OF LIABILITY.

This Agreement allocates the risks of the marketing, sales and use of the Product between AUSPEX and DISTRIBUTOR. AUSPEX and DISTRIBUTOR recognize and acknowledge such allocation as fair, and adequately reflected in the purchase price of the Hardware and license fees for Software provided under this Agreement.

EXCEPT AS OTHERWISE PROVIDED FOR BY THOSE EXPRESS WARRANTIES AND INDEMNIFICATION PROVISIONS HEREIN,

A. AUSPEX's MAXIMUM LIABILITY ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS COMBINED, SHALL NOT EXCEED THE TOTAL SUMS RECEIVED BY AUSPEX AS PURCHASE PRICES OR LICENSE FEES FOR PRODUCTS PROVIDED UNDER THIS AGREEMENT.

B. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOSS OF PROFIT, LOSS OF USE, LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, UNDER ANY CAUSE OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO EITHER PARTY'S BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN
SECTION 6 ABOVE, OR TO DISTRIBUTOR's EXCEEDING THE SCOPE OF ITS AUTHORITY UNDER
SECTION 2A ABOVE OR THE LICENSES IN EXHIBIT B. THE PARTIES ACKNOWLEDGE THAT NOTHING IN THIS SECTION 7 SHALL LIMIT A PARTY'S OBLIGATION TO PAY AMOUNTS ALREADY DUE AND OWING TO THE OTHER PARTY.

C. EXCEPT WHERE EXPRESSLY PROHIBTED BY LAW, THE LIMITATIONS IN THIS SECTION SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

D. CLAIMS BY EITHER PARTY FOR CONTRIBUTION FROM THE OTHER PARTY FOR THIRD-PARTY BODILY INJURY, PROPERTY DAMAGE, OR LOSS ARE NOT WAIVED, RELEASED, OR DISCLAIMED.

E. NO ACTION OR CLAIM RELATING TO THIS AGREEMENT MAY BE INSTITUTED MORE THAN ONE YEARS AFTER THE EVENT GIVING RISE TO SUCH ACTION OR CLAIM.

8.  DURATION AND TERMINATION OF AGREEMENT

8.1 TERM AND TERMINATION

        This Agreement shall be effective on the later of the dates executed by the respective parties and continue for a period of one year and shall automatically renew for one (1) year terms, except that either party may terminate this Agreement after the initial term upon sixty (60) days written notice to the other party, or if mutually agreed, and subject to the surviving terms herein, at any time with at least sixty (60) days notice to the other party. Renewals may be subject to performance based on established achievement target(s) as well as changes in terms then generally made available by AUSPEX to its DISTRIBUTOR customers.

This Agreement may only be terminated as specifically provided for elsewhere in this Agreement or by either party, at its option, upon written notice to the other party, if the other party:

(i) fails to cure a material breach of this Agreement within thirty (30) days after receiving written notice from the nonbreaching party specifying the breach and the intention to terminate if not cured.

(ii) becomes insolvent, executes an assignment for the benefit of creditors, ceases operations, dissolves or becomes subject to a receivership proceeding, or if a voluntary or involuntary petition under the Bankruptcy Act is filed by or against such party.

8.2 OBLIGATIONS UPON TERMINATION

Within thirty (30) days following termination or expiration of this Agreement, DISTRIBUTOR shall comply with a written certificate, signed by a duly authorized representative of DISTRIBUTOR, attesting that all copies of the Product in DISTRIBUTOR's possession or under its control have either been returned to AUSPEX or have been destroyed and that DISTRIBUTOR has not retained any copies of the Product. Notwithstanding the foregoing, DISTRIBUTOR shall retain sufficient rights and copies of the Licensed Product to fulfill any then existing End User support obligations; but only to the extent and for the time such End User support obligations exist.

8.3 NO EFFECT ON END USER LICENSES

End User Licenses properly granted pursuant to this Agreement shall not be diminished or abridged by termination of this Agreement for whatever cause.

8.4 ACTIONS ON TERMINATION

Upon termination or expiration of this Agreement;

        (i)    all unshipped orders will automatically be canceled;

        (ii) all outstanding invoices from Auspex to Distributor will automatically become due and payable on the effective date of termination; and

        (iii) DISTRIBUTOR will cease using any AUSPEX trademark or trade name and, within thirty (30) days of termination or expiration of this Agreement, will return all such items to AUSPEX.

        (iv) DISTRIBUTOR will promptly return to AUSPEX all Confidential Information, which is in its possession, or control for any reason or purpose.

8.5 AUDIT RIGHTS

DISTRIBUTOR shall keep accurate records, books of account and/or logs in accordance with generally accepted accounting practice with respect to the Licensed Product. During the term of this Agreement and during the one (1) year period immediately following termination of this Agreement, DISTRIBUTOR shall, upon thirty (30) days written notice, make available the aforementioned records for auditing on behalf of AUSPEX by an independent auditor provided that such audits shall occur during DISTRIBUTOR'S regular business hours and no more frequently than once every twelve (12) months. Such audits will be held in confidence, and the auditor will disclose to AUSPEX only that information necessary to verify DISTRIBUTOR'S compliance with its obligations herein. AUSPEX shall bear all costs associated with any such audits, except when an audit reveals an underpayment which exceeds ten percent (10%) of the total amount owed during the audit period; in which case, DISTRIBUTOR shall reimburse AUSPEX for all costs in conducting such audit.

8.6 SURVIVAL OF CERTAIN TERMS

Either parties obligations to pay the other any amounts due hereunder, as well as the rights and obligations under Section(s): 3 (excluding 3.2 and 3.3), 4, 5 (excluding 5.1, & 5.3), 6 (excluding 6.2), 7, 8, and 9 will survive termination of this Agreement.

9 GENERAL

9.1 PRESS RELEASE

DISTRIBUTOR will make no public press release or statement covering this Agreement or the subject matter hereof without first obtaining AUSPEX prior consent which consent will be evidenced by each party having an appropriate corporate officer affix his/her signature to the text of the proposed release.

9.2 ASSIGNMENT - BINDING EFFECT.

This Agreement inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns, but neither party may subcontract, assign or delegate any of its duties under this Agreement without the prior written consent of the other, except that each party may assign this Agreement to an entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets, and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this section shall cause this Agreement to terminate immediately and automatically.

9.3 ATTORNEYS FEES In the event either party in connection with this Agreement brings any litigation, reasonable attorneys' fees and costs will be awarded to the prevailing party in the event of any dispute involving the enforcement or interpretation of this agreement.

9.4 NOTICES

    All notices and demands hereunder will be in writing and will be deemed served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered at the address indicated on the first page of this Agreement, or to any other address designated by written notice in the manner provided herein.

9.5 ENTIRE AGREEMENT. Each party acknowledges that it has read this Agreement and agrees to be bound by its terms and that the Agreement is the complete and exclusive understanding between the parties with respect to its subject matter, and supersedes all previous understandings, negotiations and proposals whether oral or written. This Agreement may not be released, discharged, supplemented, interpreted, amended or modified in any manner except by an instrument in writing signed by a duly authorized representative of each party.

9.6 WAIVER. No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach of the same or any other provision of this Agreement.

9.7 SEVERABILITY. In the event that any provision of this Agreement should, for any reason, be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall not be affected or impaired thereby and shall remain in full force and effect.

9.8 FORCE MAJEURE.

Neither party shall be liable for any loss, damage or penalty resulting from delays or failures in performance (other than payment obligations) when such failure or delay is caused by or arises from causes beyond the control or reasonable control of the obligated party, including, without limitation, acts of God, fire, explosion, flood, war, invasion, riots, strikes, or governmental laws, orders or regulations, including supplier delays due to industry wide shortages of materials or labor, provided however that the party so affected shall use its reasonable best efforts to give notice to the other party and avoid or remove such causes of nonperformance, and shall continue performance hereunder with dispatch whenever such causes are removed.

9.9 EXECUTION OF AGREEMENT AND CONTROLLING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, United States of America, excluding its conflict of laws principles to the extent they would apply the laws of another jurisdiction and excluding the United Nations Convention on Contracts for the International Sales of Goods. Agreements issued by Auspex Subsidiary Corporations shall be governed by the laws of the country where the Subsidiary Corporation is located.

9.10 ENGLISH LANGUAGE

This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices made or to be made or given pursuant to this Agreement, unless otherwise provided for herein, shall be in the English language. All training, support, maintenance, and other materials shall be provided by AUSPEX in English.



ATTACHMENTS AND EXHIBITS FOLLOW:

                                  ATTACHMENT I

This Agreement is between DISTRIBUTOR and AUSPEX Systems, Inc., (US Tax ID 93-0963760).


TERRITORY SHALL BE:

NORTH AMERICAN, INCLUDING UNITED STATES, CANADA AND PER NAFTA, MEXICO, AND SOUTH AMERICA, EXCEPT FOR THE FOLLOWING MARKETS AND /OR TERRITORIES WHERE AUSPEX HAS EXCLUSIVE RELATIONSHIPS, SPECIFICALLY LIMITED TO THE OIL AND GAS INDUSTRY:

-  The Republic of Mexico.

-  Central America and South America, as defined by the following countries:

Argentina, Belize, Bolivia, Brazil, Colombia, Costa Rica, Cuba, Chile, Dominican Republic, El Salvador, Ecuador, French Guiana, Guatemala, Guyana, Haiti, Honduras, Nicaragua, Panama, Paraguay, Peru, Suriname, Uruguay, and Venezuela.

Definition of "Oil and Gas Industry": is to include End-Users involved in the exploration for oil and gas, and/or development and/or sale of products specific to the exploration and development of oil and gas.

SUPPORT RESPONSIBILITY ( SEE EXHIBIT E-1 FOR MORE INFORMATION ON SUPPORT REQUIREMENTS) AUSPEX SHALL REMAIN RESPONSIBLE FOR SUPPORT WITHIN THE UNITED STATES OF AMERICA

Auspex requires that you confer with the Auspex Vice President for Service Manager prior to making a commitment for service in international territories:
In general, Auspex can provide first call support anywhere, worldwide; and Auspex desires to maintain responsibility to provide the support and maintenance for its products in the United States and Canada.

For other Territories, where agreed between the parties, Bell Microproducts may be responsible for first call support, subject to an Auspex Authorized Support Provider Addendum to this contract; and, in addition, Bell Micro products may be required to provide on-site support on a case by case basis in those international territories where Auspex does not already have a support presence.

RESTRICTIONS ON PRODUCTS OFFERED BY AUSPEX FOR RESALE (IF ANY)

[ ] No restrictions

APPLICABLE PRICE LIST (THEN CURRENT VERSION)

[ ] US & North America (U.S. Dollars) All dollar amounts in this Agreement are in U.S. dollars (Applies)

[ ] OR Auspex International Price List  (indicate country and currency)

DISCOUNTS FROM THEN CURRENT APPLICABLE LIST PRICES:

Discounts are applied to List Prices. Trade-in credits are applied after discount.

Category A discounts apply to all systems, peripherals, and software included in a new system order.

--------------------------------------------------------------------------------
                                                                       CAT R
                                          CAT B                     THIRD PARTY
                                          LOOSE                      PRODUCT(S)
                            CAT A       OPTIONS &       CAT C        "RESOLD"
*******DISTRIBUTORS        SYSTEMS     PERIPHERALS     SOFTWARE      BY AUSPEX
--------------------------------------------------------------------------------
      DISTRIBUTORs
For NS2000 Series Only       40%           25%            25%            *


--------------------------------------------------------------------------------

*For Category "R" Products, offered for sale by Auspex through DISTRIBUTORs' discount may vary based on the specific Product. Some Third Party Products may not be offered through Auspex channels.

        Attachment I continued:

        Clauses included related to Co-op, Market Development Funding

CO-OP AND MARKET DEVELOPMENT FUNDING GUIDELINES


CO-OP

Auspex ("Manufacturer") has developed the following guidelines to support the advertising and cooperative marketing efforts of Distributor with the intention of increasing sales of the Products:

1. Earning Co-op Funds

Co-op funds will be earned and accrued by Distributor on a monthly basis at a rate equal to one percent (1%) of net sales (net of returns, discounts and credits) during each month.

2. Spending Co-op Funds

Distributor may use Co-op funds to pay for up to 100% of advertising and promotions (which may internal expenses) which feature the Products, provided this percentage is agreed in advance and Auspex products receive more than 50% of the sales focus of the event or advertisement. Distributor will propose programs for projects for Co-op funding to Manufacturer. Manufacturer will respond to Distributor within ten (10) business days of its receipt of the proposal with approval or rejection. Co-op funds which are unused within six months following the month in which the funds are accrued will expire and the accrual will be reversed.Co-op funds may be used to reimburse Distributor's employee travel to Auspex required training and/or sales meetings.

3. Claiming and Reporting Co-op Funds

Distributor will claim Co-op funds within ninety (90) days of the date of the Co-op event. Distributor shall submit Co-op claims with a copy of Manufacturer's prior approval and Distributor's proof of performance of the Co-op event. Co-op Credit will be granted to Distributor from Manufacturer within thirty (30) days of date on which the Co-op claim is received by APPROVED BY Manufacturer. Manufacturer will provide a monthly report detailing Co-op funds earned, used, claimed-pending, and claimed-paid.(Receipts are required).

MARKETING DEVELOPMENT FUNDING

In order to further capitalize on market opportunities, Manufacturer and Distributor may elect to enter into specific sales campaigns which require market development funding (MDF). Manufacturer's contribution to such MDF will be a maximum of 1% of net revenues (as defined above) in the previous six months. MDF is in addition to Co-op and is subject to the same terms and conditions as detailed above for Co-op funds, except that MDF funds are to be used only for external promotional activities.

Attachment II

Distributors Annual Sales Plan is included as Appendix A and is incorporated herein:

           Monthly Forecasts shall be sent to the assigned Auspex Account Representative and any other requested cc's on 26th of each month.

           THE AUSPEX ACCOUNT EXECUTIVE FOR THIS AGREEMENT IS JOHN PEED -TELEPHONE IS 530-878-7306 EMAIL IS jpeed@corp.auspex.com

           Contact 1. 408.566.2393 for necessary updates re: the responsible Auspex Account Executive


Auspex Quarters are as follows: Qtr 1 is 7-1 thru 9/30: Qtr 2 is 10/1 - 12/31:
Qtr 3 is 1/1 thru 3/31: Qtr 4 is 4/1 - 6/30.

Bell Microproducts, Inc., FY begins __________; therefore, Auspex QTR 1 is Bell Microproducts, Inc., Qtr # ___.


The Agreement is starting in Auspex mid- Quarter # 2, 2000


Based on the Plan provided, the annual forecast (for period beginning November 2000 through December 31, 2001 using Auspex Quarters is as follows:

Auspex Quarter # 2      $  500,000       = two Auspex systems (NS2000) as quoted
Auspex Quarter # 3      $1,000,000
Auspex Quarter # 4      $2,000,000
Auspex Quarter # 1      $2,500,000
Auspex Quarter # 2      $3,500,000

It is agreed this Initial Order will occur within ten (10) business days of this Agreement becoming effective.

Additional Specific Agreements regarding Bell's Plan and the type of equipment purchased is shown below:

Attachment I continued:

FOR FIRST OR SECOND CALL SUPPORT OPTIONS AND DISCOUNTS, SEE EXHIBIT E-1 ADDENDUM ATTACHED HERETO (for International Use).



NAMED AUSPEX SERVICE PROVIDERS (IF OTHER THAN AUSPEX):

NCR IN THE US



----------------------------------------------------------------------
AUSPEX BASIC WARRANTY FOR PRODUCTS:

                      Hardware             Telephone Software Support
                                           (Note 2)

Auspex 4Front (TM)
   NS2000             365 days (Note 1)    90 days



Note 1) with next day support
Note 2) 8:00AM - 5:00PM
----------------------------------------------------------------------

                                    EXHIBIT A

                    AUSPEX PRODUCTS AND APPLICABLE PRICE LIST

               To be provided to DISTRIBUTOR by Account Executive

                                    EXHIBIT B
             AUSPEX SYSTEMS, INC. RIGHT-TO-USE SOFTWARE LICENSE FOR
                          AUSPEX 4FRONT (TM) PRODUCTS

INTRODUCTION: This "Right-To-Use" Software License is granted by, and applies to the software and documentation ("the Software") provided with equipment manufactured by Auspex Systems, Inc., in Santa Clara, CA, USA ("Auspex"). Whether you or a designated distributor, DISTRIBUTOR, or lessor was responsible for the purchase, Auspex requires that as an end-user of the equipment you ("Licensee") will abide by the terms that Auspex and its third party licensors and suppliers, delineated in the Trademarks section herein, require for use of their patented technology and proprietary software programs. This agreement is between Auspex and Licensee.

USE OF THE SOFTWARE INDICATES THAT LICENSEE HAS READ THIS SOFTWARE LICENSE, LICENSEE UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND RESTRICTIONS. LICENSEE FURTHER AGREES THAT THIS LICENSE IS THE COMPLETE AND EXCLUSIVE STATEMENT OF LICENSEE'S AGREEMENT WITH AUSPEX SYSTEMS, INC. AND SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS RELATING TO THE SUBJECT MATTER OF THIS LICENSE. THE TERMS BELOW SET FORTH THE OBLIGATIONS OF LICENSEE. IF LICENSEE IS UNWILLING TO AGREE TO THE TERMS STATED HEREIN, LICENSEE MAY RETURN THE SOFTWARE, UNUSED, WITHIN FIFTEEN (15) DAYS OF PURCHASE, AND LICENSEE WILL RECEIVE A REFUND OF ANY MONIES PAID FOR THE SOFTWARE.

OWNERSHIP: Auspex and/or its licensors, or suppliers retain title, ownership, and the intellectual property rights in and to the Software. The Software is protected by United States copyright, patent, and trade secret laws, and international treaty provisions.

1. LICENSE TO USE: Licensee is granted only a non-exclusive and non-transferable license ("License") to use the object code version of the operating system software, or stand-alone (e.g. optional product) software, set forth in the Auspex Product Price List ("Software") on the single base system or expansion system node(s) with which the Software was provided and for which the appropriate license fee is paid. Auspex shall provide necessary password(s) or the registration number corresponding to the number and type of licenses listed on the purchase order or Auspex's sales order or invoice. The License applies to any derivative works of the Software by Licensee, and to any modifications, enhancements, and extensions provided by Auspex to Licensee. The License also grants the right to use documentation such as on-line system operating instructions and/or user manuals for the same equipment or optional software products.

This License grants no title or ownership rights for the Software to Licensee or any other person or organization. No license to any improvements, modifications, enhancements, or updates to the Software that are a separate software product are granted herein. Updates, if available, may be licensed at Auspex's then current standard pricing, terms and conditions.

2. RESTRICTIONS: Software is copyrighted and Auspex and/or its suppliers or licensors retains title to all copies. Licensee shall not make copies of Software, other than a single copy of Software programs for archival purposes and, if applicable, Licensee may, for Licensee's internal use only, make one backup copy that is retained with the equipment for which it was purchased. Licensee may print additional copies of on-line documentation, provided that all proprietary rights notices that appear on or in the original licensed version of the Software shall be reproduced and remain intact on any copies made. No right to any source code is granted. Licensee shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer or otherwise manipulate the Software programs so as to derive source code without specific written authorization from an officer of Auspex.

Licensee may not transfer, rent, or distribute the Software. However, Licensee may physically transfer the Software and this License to another party only if
(i) Licensee has the written concurrence of Auspex and (ii) all related hardware products are transferred along with the Software, and (iii) the other party accepts the terms and restrictions of this License, and (iv) all copies of Software that are not transferred to the other party are destroyed or returned to Auspex, and (v) Licensee complies with all applicable laws including any import/export control regulations. Any transfer in violation of this section shall be void.

3. CONFIDENTIALITY: Software is confidential and proprietary information of Auspex and/or its licensors and suppliers. Licensee agrees to take adequate steps to protect Software from unauthorized disclosure or use. Adequate steps include reasonable care to protect the Software, and may include obtaining non-disclosure agreements from any parties that may have access to the Software during its proper use.

4. WARRANTY: Auspex warrants that each Software program shall substantially conform to its users' manual, including Year 2000 Compliance as defined therein, as it exists at the date of delivery, for a period of ninety (90) days from the date of delivery. Auspex's sole obligation under this warranty shall be limited to using its reasonable efforts to correct defects for which Licensee provide notice to Auspex within the warranty period, and supply Licensee with a corrected version of Software as soon as practicable. Auspex does not warrant that (l) operation of Software shall be uninterrupted or error free or (2) functions contained in Software shall operate in the combinations, which may be selected for use by Licensee or meet Licensee's requirements. Auspex's warranty obligations shall be void if Software is modified without the written consent of Auspex.

5. DISCLAIMER OF WARRANTY: EXCEPT FOR THE ABOVE STATED 90-DAY WARRANTY, THERE ARE NO OTHER WARRANTIES OF ANY KIND, AND THE SOFTWARE PROGRAMS AND DOCUMENTATION ARE PROVIDED TO LICENSEE "AS IS". THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY OR NON-INFRINGEMENT.

6. LIMITATION OF LIABILITY: IN NO EVENT WILL AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR DATA OR OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE EVEN IF AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Auspex's liability to Licensee, whether in contract, tort (including negligence) or otherwise, exceed the license fee charged by Auspex for the Software.

7. LIFE ENDANGERMENT APPLICATIONS: Licensee understands that the Software is not designed or manufactured to be fault tolerant. Therefore, the Software will not be used as on line control equipment in high risk activities or environments that require fail-safe performance or where the failure, malfunction, or lapse in the Software's reliability carries a risk, however insignificant, of death, bodily injury or severe physical or environmental damage.

8. TERMINATION: This License is effective until terminated. Licensee may terminate this License at any time by destroying all copies of Software. This License shall also terminate immediately, and without notice from Auspex, if Licensee fails to comply with any provision of this License. Upon notice of such termination, all copies of Software must be destroyed.

If the Software is being provided for demonstration or evaluation purposes only, then Licensee's License to use the Software shall automatically terminate forty-five (45) days after receipt (or such longer period as may be authorized by Auspex).

9. GOVERNMENT RIGHTS: If Licensee is acquiring the programs on behalf of the Department of Defense, civilian agencies, or other departments of the U.S. Government, Licensee agrees that the Software is "commercial computer software and documentation" as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations (FAR) and its successors; and/or as specified in 48.C.F.R 227-7202-1 of the Department of Defense FAR Supplement (DFARS) and its successors. The use, duplication, or disclosure of the Software is, therefore, subject to the rights and restrictions herein. In addition, under the copyright laws of the United States, all rights of unpublished software are reserved. The Contractor for the programs is Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara CA 95050-2516 .

10. EXPORT REGULATIONS: Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that Licensee has the responsibility to obtain any required licenses to export, reexport or import Software.

11. GOVERNING LAW: This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, USA, excluding its choice of law provisions.

12. INTEGRATION: This Agreement is the entire agreement between Licensee and Auspex relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgment or similar communication between the parties. No modification to this Agreement will be binding unless in writing and signed by a duly authorized representative of each party.

COPYRIGHTS AND TRADEMARKS

Copyright (C) 1989-2000, Auspex Systems, Inc. All rights reserved. Derived from UNIX(R) BSD licensed from the University of California, UNIX System V Release
3.2 licensed from The Santa Cruz Operation, Inc. and Solaris 2.6 licensed from Sun Microsystems. FastFLO File System(TM) is derived from HTFS, StackFS, and StackOS licensed from CrosStor Software Inc. Unauthorized duplication is strictly forbidden.

Auspex Optional Products Premier Software Series for NeTservices(TM) incorporates AT&T's Advanced Server for UNIX Systems and NETBIOS/ix(R). NETBIOS/ix is a registered U.S. trademark of Micro Computer Systems, Inc.

Auspex and the Auspex logo design, DataGuard, DriveGuard, FMK, FMP, Functional Multi-Processing, Functional Multi-Processing Kernel, Functional Multi-Processor, Functional Multiprocessor, and ServerGuard are registered trademarks of Auspex Systems. Auspex 4Front, Auspex Control Point, All the Data. All the Time., ClusterGuard, Continuous Data Access, DataXcelerator Engines, DataXpress, DataXpress Kernel, EtherBand, FastFLO File System, NetOS, NetServer, NeTservices , NetGuard, Thrive Carefully, TurboCopy, the Web-Attached Storage logos and XceleRAID are trademarks or registered trademarks of Auspex Systems, Inc.

Acrobat is a trademark of Adobe Systems, Inc. Adaptec is a trademark or registered trademark of Adaptec, Inc. AT&T is a registered trademark of AT&T Corporation. Blue Sky is a registered trademark of Blue Sky Software Corporation. HTFS, StackFS, and StackOS are trademarks of CrosStor Software Inc. DLTtape is a trademark of Quantum Corporation. Microsoft, MS, MS DOS, Windows, Windows NT, and Backoffice are either registered trademarks or trademarks of Microsoft Corporation. Sun, Sun Microsystems, the Sun Logo, and Solaris, ONC, ONC/NFS, and NFS are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries. All SPARC trademarks are used under license and are trademarks or registered trademarks of SPARC International, Inc. in the United States and other countries. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc. UNIX is a registered trademark in the United States and other countries of The Open Group.

*Other brands and names are the property of their respective owners.

                                    EXHIBIT C

                 WIRE TRANSFER AND LETTER OF CREDIT INFORMATION


Per Section 2 "Auspex Reserved Rights", if requested, DISTRIBUTOR will:

Payment by Wire Transfer

        Full payment of DISTRIBUTOR's Purchase Price for the Products shall be made by wire transfer in accordance with AUSPEX's written wire transfer instructions listed below (and which may be modified by AUSPEX in writing from time to time).

        For agreement with Auspex Systems, Inc., Payment shall be in U.S. dollars to the following:

        AUSPEX Systems, Inc., wire transfer information as of the date of this agreement is:

        Company Name:              Auspex

        Bank Name:                 Wells Fargo Bank

        Address:                   121 Park Center Plaza, 3rd Floor

                                   San Jose, CA 95113

        Bank Account #:            4375-685872

        Routing #:                 121000248

        Bank Swift Code #          WFBIUS6S


        Contact:                   AUSPEX Credit Manager

                                   At 1 (408) 566-2250



OR IF TO AN AUSPEX SUBSIDIARY CORPORATION, INSERT CURRENCY AND PAYMENT ADDRESS
HERE:



Letter of Credit requirements

At AUSPEX's request, DISTRIBUTOR will establish a letter of credit at the above cited bank The terms and criteria of the letter of credit are subject to concurrence of AUSPEX's Credit Manager, and shall typically include the following: Net payment shall be 45 days. Letter of Credit must be irrevocable. Letter of Credit to be negotiated upon presence of airway bill or bill of lading. Products shall be Free on Board (FOB) AUSPEX POINT OF SHIPMENT.

                                    EXHIBIT D

                    AUSPEX CERTIFICATE OF LIABILITY INSURANCE

                                    EXHIBIT E

                      AUSPEX CUSTOMER SUPPORT AND SERVICES


DISTRIBUTOR WILL REFERENCE SELL AUSPEX SUPPORT AND SERVICE CONTRACTS. PRICING FOR SUPPORT AND SERVICES PROVIDED BY AUSPEX ,WHETHER FOR FIRST LEVEL OR SECOND LEVEL ,IS PER AUSPEX'S THEN CURRENT STANDARD PRICE LIST FOR NORTH AMERICA OR INTERNATIONAL DEPENDING ON THE LOCATION. SUPPORT DESCRIPTIONS AND TERMS SHALL BE BASED ON AUSPEX'S THEN CURRENT STANDARD OFFERINGS.

A description of Auspex's standard support offerings can be found at its website at WWW.AUSPEX.COM See Customer Services link.

DISTRIBUTOR will notify AUSPEX of its intent to sell into International Territories/locations in order that Auspex's Vice Presidents for Global Alliances and/or Service may determine the support availability and options for the specific location. AUSPEX shall provide the support and service to DISTRIBUTOR's customers or determine a provider for worldwide locations based on its available resources.

For those territories where Auspex does not have a direct support presence or where Auspex has no service partner, it will be DISTRIBUTOR's responsibility to provide all first level hardware and telephone software support with Auspex providing second level remote support and spares replenishment. In addition, for those locations, Auspex will require DISTRIBUTOR to lease a spares kit at the then current pricing rates.

- THE ATTACHED MATRIX ADDENDUM E-1 DELINEATES THE USUAL RESPONSIBILITIES OF DISTRIBUTOR AND/OR AUSPEX FOR WARRANTY AND POST-WARRANTY MAINTENANCE, SUPPORT, INCLUDING INSTALLATION, TRAINING, LOGISTICS, AND TIME & MATERIALS.

- DISTRIBUTOR must provide system serial number to Auspex when requesting support.

- Auspex will only speak with DISTRIBUTOR customers if requested and authorized by DISTRIBUTOR.

AUSPEX SERVICE REPRESENTATION - Auspex hereby represents to DISTRIBUTOR that it shall provide the Services in a competent, workmanlike manner, in accordance with the best commercial standards as reasonably practiced by the computer hardware warranty service provider industry. Auspex shall use trained and professional technicians to provide the Services. Services to be performed at Customer's facility may not be performed if Auspex reasonably believes conditions at Customer's facility represent a safety or health hazard to any Auspex employee.

                              AUSPEX SYSTEMS, INC.
                          AUTHORIZED RESELLER AGREEMENT
                                       AND
                                     INSIGHT

This Agreement is effective on December 21, 2000 between AUSPEX SYSTEMS, INC. a. U.S. A., Delaware Corporation, (Herein "AUSPEX") and Insight an
Arizona_Corporation (herein "RESELLER").


AUSPEX SYSTEMS, INC.                         RESELLER
2800 Scott Boulevard                         Insight Direct USA, Inc.
Santa Clara, CA 95050-2516                   6820 South Harl Avenue
Telephone (408)566-2000                      Tempe, AZ 85283www.Insight.com
Facsimile: (408)566-2020                     Telephone: 480.333.3015 Susan Boyd
www.auspex.com                               sboyd@insight.com
                                             ewarbass@insight.com
                                             bruede@insight.com
                                             Facsimile
FINANCIAL ADDRESS

AUSPEX SYSTEMS, INC.                         RESELLER
Dept 33097 P.O.  39000                       Insight Direct USA, Inc.
San Francisco, CA 94139-3097                 6820 South Harl Avenue
Telephone (408)566-2000                      Tempe, AZ 85283
Facsimile: (408)566-2020                     www.Insight.com

NOTICE DELIVERY ADDRESS

AUSPEX SYSTEMS, Inc.                         RESELLER
2800 Scott Boulevard                         Insight Direct USA, Inc.
Santa Clara, CA 95050-2516                   6820 South Harl Avenue
Telephone (408)566-2000                      Tempe, AZ 85283
Facsimile: (408)566-2020                     www.Insight.com
Attention:  Chief Financial Officer          :

In Witness Thereof, the parties have         Agreed to:
executed this Agreement by their duly
authorized representatives.

AUSPEX SYSTEMS, INC.                         INSIGHT

Name:                                        Name: BRIAN HICKS
     ------------------------------               ------------------------------

Signature: /s/ PETER SIMPSON                 Signature: /s/ BRIAN HICKS
          -------------------------                    -------------------------

Title:                                       Title: VICE PRESIDENT
      -----------------------------                -----------------------------

Date: 12/29/00                               Date: 12-29-00
     ------------------------------               ------------------------------
("AUSPEX")                                   ("RESELLER")

INTRODUCTION AND APPOINTMENT OF RESELLER:

By this Agreement (including all Exhibits and Attachments) AUSPEX Systems, Inc., makes and Insight accepts, the appointment of RESELLER as an authorized, limited, non-exclusive RESELLER of the Auspex Products, ie those Products developed and/or manufactured by Auspex, and the licensing of Auspex Software, where applicable solely in accordance with the terms and conditions of this Agreement with pricing based on the then current applicable price list for the Territory and/or duration or specific Order(s) as agreed in Attachment I.

i. End-User means a customer that is an individual, corporation or other legal entity which procures or sublicenses the Product(s) from RESELLER hereunder for use in the regular course of its business and not for subsequent distribution or resale.

ii. The parties agree expressly that the relationship between AUSPEX and RESELLER established by this Agreement is that of independent contractors and that AUSPEX reserves the right to market any of its products to any customer in any location, directly or indirectly.

iii. Third Party products offered for sale by Auspex, or recommended or certified for use with Auspex Products, remain subject to the original vendor's express warranties and indemnifications, and are excluded from Auspex's terms and conditions herein and may be excluded from sale by Auspex to RESELLER.

1. TAXES. Prices are exclusive of all sales, use, value added, and like taxes. Any such tax as Auspex may be required to collect or pay upon the sale or delivery of Products or the licensing of Software, where applicable, shall be paid by RESELLER to Auspex upon receipt of invoice.

2. DELIVERY & Inspection Upon receipt of RESELLER's purchase order Auspex will by Acknowledgment notify RESELLER of the Scheduled Delivery Date. Delivery shall be F.O.B. Destination , freight & insurance, prepaid and charged back. Unless otherwise directed, Auspex will ship freight "prepay and bill" by the most appropriate method, but by doing so shall not thereby assume any liability in connection with the shipment. Title, except to licensed Software, and risk of loss shall pass to RESELLER upon delivery of the Products by Auspex to the carrier. Each shipment shall be considered a separate and independent transaction, and payment therefor shall be made accordingly.

Each Product will be deemed accepted for delivery at the time when the shipping and receiving document and itemized packing slip is signed off by an authorized agent at the receiving destination as indicated on the purchase order to AUSPEX. Orders shall be deemed delivered if, within thirty (30) days following receipt of an order, RESELLER has failed to notify AUSPEX in writing of any defect or shortage.

3. TERMS OF PAYMENT. Payment terms are net forty five (45) days from date of invoice. Accounts forty - five days and more past due will be subject to a monthly charge at the rate of one and one-half percent (1.5%) per month or, if less, the maximum allowed by applicable law. RESELLER shall pay Auspex a license fee for each Software product as quoted. RESELLER agrees that these fees do not include any rights to additional Software, enhancements, future updates and upgrades or other Software deliverables, which may be available from Auspex. Fees for such items will be identified in the then current Auspex price list.

4. INSTALLATION. Since the Product is to be installed by Auspex (or designee) as quoted; Auspex (or designee) will install it in the agreed-to location provided RESELLER, and AUSPEX will ,prior to installation, ascertain that RESELLER's End User customer has prepared a suitable installation site in accordance with Auspex's instructions, which may be per an Auspex required form that the End-User signs.

5. WARRANTY. Reseller shall pass thru the Auspex warranties directly to the End User; accordingly, RESELLER shall inform the End-User to contact Auspex directly for the Hardware and Software warranties which shall be per Auspex's standard terms.

A. HARDWARE. Auspex warrants that for a period of one year commencing on the date of installation, Products shall be free from defects in material and workmanship and when (i) operated in a suitable environment as specified in the appropriate product description and (ii) properly maintained and operated, will perform in accordance with Auspex's applicable published specifications. If a Product is found not to meet this standard during the warranty period it will be repaired or, at the option of Auspex, replaced.

B. SOFTWARE. Auspex warrants that the licensed Software shall substantially conform to its published specifications, as they exist at the date of delivery, for a period of 90 days from the date of delivery. Auspex's sole obligation under this warranty shall be limited to using its best efforts to correct such defects and supply End User with a corrected version of such licensed Software as soon as practical after End User has notified Auspex of such defects. Auspex does not warrant that operation of any of the licensed Software shall be uninterrupted or error free. Auspex's warranty obligations shall be void if the licensed Software is modified without written consent of Auspex.

C. SUPPORT PROGRAMS. RESELLER will reference sell Auspex support and service contracts and/or and RESELLER's End-User may choose to purchase hardware and Software support services directly from Auspex at any time as long as the Product is in normal operating condition and at the Auspex-specified minimum hardware and Software revision levels. The cost of such service will be identified in the then current Auspex Service Price List. Any service, materials or Software necessary to bring the Product to normal operating condition and/or to the Auspex-specified minimum Software revision level will be provided by Auspex at its then current time and materials rates. (See Attachment I for reference sell terms)

   CHANGES IN THE PRODUCT NOT APPROVED BY AUSPEX SHALL VOID THIS WARRANTY. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. SOFTWARE LICENSE. The Operating System, related Software and other Auspex Software products are provided pursuant to license agreements which accompany the Software. RESELLER agrees to pass thru the software and licenses exactly as ordered and received from Auspex. Each license granted pursuant to these license agreements is limited to use of the applicable Software on the Auspex machine or node for which appropriate fees have been paid.

License to use. Auspex grants RESELLER a non-exclusive, nontransferable license, without right of sub license, to use the Software solely for the purpose of (i) assisting RESELLER's end user customers in installing such Software, (ii) demonstrating Products to potential customers and (iii) supporting and maintaining the Software for its customers. RESELLER's use of such Software shall also be subject to the terms and conditions of AUSPEX's end user license agreement accompanying such Software

8. 7. CANCELLATION CHARGE. In the event RESELLER cancels or otherwise causes a cancellation of a purchase order, or any part thereof, within seven (7) days prior to the Scheduled Delivery Date, . At Auspex's option, RESELLER may be requested to pay AUSPEX (i) five percent (5%) of the list price of the canceled Product, such charge having been agreed upon not as a penalty but as a result of the difficulty of computing actual damages.

9. PRODUCT SPECIFICATIONS. Auspex reserves the right, without prior approval from or notice to RESELLER, to make changes in the specifications and/or modification to the Products provided that such changes/modifications do not materially adversely affect overall product performance. As is customary in the computer industry, some components may be reused within the sales process; any such remanufactured components or Products are warranted as new. Numbering change from 9 forward.

10. INFRINGEMENT INDEMNIFICATION. Auspex will defend or settle at its expense and will pay the costs and damages finally awarded against RESELLER in any action brought against RESELLER alleging that the Auspex Products sold pursuant hereto, or any of their parts manufactured by Auspex, infringe a United States patent, or copyright provided that RESELLER (i) promptly notifies Auspex in writing of such action, (ii) provides Auspex with all reasonable assistance for the defense or settlement of such action, and (iii) grants to Auspex sole authority and control for the defense or settlement of such action at the expense of Auspex. If a final injunction is obtained against RESELLER in such action, Auspex will, At Auspex's option and expense, either (i) procure for RESELLER the right to continue using such Product or part, (ii) replace or modify such Product or part so that it becomes non-infringing, or (iii) remove such Product or part and refund to RESELLER the purchase price, as depreciated, and transportation costs. Auspex shall not have any liability to RESELLER and RESELLER shall defend and hold Auspex harmless against any expense, judgment, or loss if the alleged infringement is based on the use of such Product or part with products not manufactured by Auspex, if the alleged infringement is based on modification of such Product or part other than by Auspex, or if the alleged infringement is based on Auspex's compliance with RESELLER's design, specifications or instructions. Except for the indemnity for third party claims as stated herein, in no event shall Auspex's total liability to RESELLER under this paragraph exceed the sum paid to Auspex by RESELLER for the allegedly infringing Product.

11. CONFIDENTIAL INFORMATION. In the performance of this Agreement, AUSPEX and RESELLER may disclose to each other certain information which is identified as "confidential," "proprietary" or in a similar manner ("Confidential Information"). Each party agrees that it shall not disclose Confidential Information to any third party, and that it shall use Confidential Information only for the purpose of the Agreement and limit internal disclosure of Confidential Information to those employees who have a need to know and who have been made aware of the obligations under this section concerning such Confidential Information.

11. OWNERSHIP. Title to all copyrights, patents, trademarks, trade names and trade secrets contained in the Products and any documentation provided with the Products, as well as any software contained within the Products, will at all times remain with Auspex or its suppliers, as applicable. RESELLER is expressly prohibited from reverse engineering, reverse assembling, and/or decompiling of the AUSPEX Products for any purposes whatsoever.

12. USE OF TRADEMARK.

RESELLER will cause to appear in any advertisement, publication, public presentation, and external correspondence the appropriate designation for AUSPEX products, either (C) or (R) or TM, as applicable, for all copyrights and trademarks related to AUSPEX Products. AUSPEX expressly prohibits any direct or indirect use, reference to, or other employment of its name, trademarks, or trade names, except as expressly provided for in this Agreement.

13. LIMITATION OF LIABILITY.

This Agreement allocates the risks of the marketing, sales and use of the Product between Auspex and RESELLER. Auspex and RESELLER recognize and acknowledge such allocation as fair and adequately reflected in the purchase price of the Hardware and license fees for Software provided under this Agreement.

EXCEPT AS OTHERWISE PROVIDED FOR BY THOSE EXPRESS WARRANTIES AND INDEMNIFICATION PROVISIONS HEREIN, AUSPEX'S MAXIMUM LIABILITY ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS COMBINED SHALL NOT EXCEED THE TOTAL SUMS RECEIVED BY AUSPEX AS PURCHASE PRICES OR LICENSE FEES FOR PRODUCTS PROVIDED UNDER THIS AGREEMENT

IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOSS OF PROFIT, LOSS OF USE, LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GORESELLER OR SERVICES OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, UNDER ANY CAUSE OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO EITHER PARTY'S BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH ABOVE OR TO RESELLER EXCEEDING THE SCOPE OF ITS AUTHORITY OR THE LICENSES IN EXHIBIT B. THE PARTIES ACKNOWLEDGE THAT NOTHING IN THIS SECTION SHALL LIMIT A PARTY'S OBLIGATION TO PAY AMOUNTS ALREADY DUE AND OWING TO THE OTHER PARTY.

CLAIMS BY EITHER PARTY FOR CONTRIBUTION FROM THE OTHER PARTY FOR THIRD-PARTY BODILY INJURY, PROPERTY DAMAGE, OR LOSS ARE NOT WAIVED, RELEASED, OR DISCLAIMED.

14. FORCE MAJEURE. Auspex shall not be liable for any damages or penalty for delay in performance of its obligations hereunder or for failure to give notice of delay when such delay is caused by the elements, acts of God, delay in transportation, delay in delivery or performance by Auspex's vendors, shortages of materials or labor or any other causes beyond the reasonable control of Auspex.

15. EXPORT. Regardless of any disclosure made by RESELLER to Auspex of an ultimate destination of Products, RESELLER warrants that RESELLER will not export, either directly or indirectly, any Product without first obtaining any and all necessary approvals from the U.S. Department of Commerce or any other agency or department of the United States Government as required.

16. ASSIGNMENT. RESELLER shall not assign this contract without prior written approval of Auspex, which shall not be unreasonably withheld, and any attempt to assign any rights, duties or obligations hereunder without such approval shall be void.17. WAIVER. Waiver of any breach or failure to enforce any term of this contract shall not be deemed a waiver of any other breach or right to enforce that may thereafter occur.

18. "Year 2000 Readiness Disclosure" Auspex Products are Year 2000 Compliant, subject to The Definition of Year 2000 Compliance for the Auspex Product, Product family or series, that is provided on the Auspex website and in the documentation package that accompanies the Product.

19. ORDER AND ACCEPTANCE. All orders for Products submitted by RESELLER shall be initiated by written purchase orders sent to AUSPEX which purchase orders shall set forth the Product number, Product description, quantity, requested shipment date, method of shipment, list price, purchase price (after discount) and a description of any other cost items included within such order (e.g. freight and customs duty). To facilitate AUSPEX's production scheduling, RESELLER shall endeavor to submit purchase orders to AUSPEX at least forty-five (45) days prior to the requested shipment date. If orders are received with less than forty-five days prior to requested ship date, Auspex will use reasonable efforts to meet the requested date. No order shall be binding upon AUSPEX until accepted by AUSPEX in writing, and AUSPEX shall have no liability to RESELLER with respect to purchase orders that are not accepted. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order.

Auspex will recognize special circumstances that are expressly stated and agreed between the Parties hereto, such as, for example, RESELLER requesting a direct shipment to the End-User, provided that such requests are clearly documented on the purchase order and are expressly agreed between authorized representatives of all Parties. Except for those specially authorized circumstances, no other terms shall be affected.

20. ENTIRE AGREEMENT This Agreement, including Attachments and Exhibits, shall constitute the entire agreement between Auspex and RESELLER and shall be governed by the laws of the State of California without reference to conflicts of law principles.

Exhibits and Attachments include:

Attachment I

Exhibit A is Auspex Quotation provided for any specific Order(s) hereunder

Exhibit B is sample of Auspex Shrink-wrap Right-To-Use Software License

                                  Attachment I

THIS AGREEMENT IS BETWEEN RESELLER AND AUSPEX SYSTEMS, INC., (US TAX ID 93-0963760).

TERRITORY SHALL BE: UNITED STATES OF AMERICA

DURATION SHALL BE: The initial term of this Agreement shall be twelve (12) months. After twelve months, either party may terminate the agreement for any reason at any time with thirty (30) days prior written notice to the other party. If no written notice of termination is issued by either party, the Agreement shall automatically renew for successive twelve (12) month terms. Notwithstanding the foregoing, either Party may terminate this agreement with or without cause upon 30 days prior written notice to the other Party.

PURCHASE ORDERS SHALL BE IN ACCORDANCE WITH APPLICABLE EXHIBIT A (QUOTATION PROVIDED BY AUSPEX)

Ship To Address: Please show on Purchase Order

Shipping Method: Please state on Purchase Order

APPLICABLE PRICE LIST (THEN CURRENT VERSION)

[ ] US & North America (U.S. Dollars) All dollar amounts in this Agreement are in U.S. dollars

DISCOUNTS FROM THEN CURRENT APPLICABLE LIST PRICES:

Discounts are applied to List Prices. Trade-in credits are applied after discount.

Category A discounts apply to all systems, peripherals, and software included in a new system order.

Auspex reserves the right to establish different discounts for future or unreleased Product(s).

--------------------------------------------------------------------------------
                                                                      CAT R
                                                                      THIRD
                                            CAT B                     PARTY
                                            LOOSE                   PRODUCT(S)
                               CAT A      OPTIONS &       CAT C     "RESOLD"
*******RESELLERS              SYSTEMS    PERIPHERALS    SOFTWARE    BY AUSPEX
--------------------------------------------------------------------------------
      Resellers

For NS2000 Series Only (1)      35%         15%           15%          *


--------------------------------------------------------------------------------

*For Category "R" Products, offered for sale by Auspex through RESELLERs' discount may vary based on the specific Product. Some Third Party Products may not be offered through Auspex channels.

SUPPORT- REFERENCE SELLING TERMS: RESELLER will reference sell AUSPEX support / service contracts (including warranty upgrades). Support/service descriptions and terms shall be based on AUSPEX's then current standard offerings. Pricing for support / services provided by AUSPEX, will be in accordance with AUSPEX's then current standard price list and offerings for North America. Support will be provided to End User by Auspex Systems, Inc., or designee, and shall be Non-Discountable to End User.

For each support contract or warranty upgrade sold by Reseller, at the time of the Product(s) or upgrade purchase, Reseller shall receive a 5% referral fee.

- If the End User does not procure the Support or Services as part of the initial Purchase Order for the system or subsequent upgrade, the referral fee cited above shall not apply, and Auspex shall proceed to sell its Support and Services directly to End User with no obligations to Reseller.

- Reseller shall provide a report at the end of each calendar month by fax or email to the named Auspex representative so a cross check of support contracts can occur.

--------------------------------------------------------------------------------
AUSPEX BASIC WARRANTY FOR PRODUCTS:

                      Hardware               Telephone Software Support (Note 2)
Auspex 4Front (TM)
   NS2000
                      365 days (Note 1)      90 days

Note 1) with next day support
Note 2) 8:00AM - 5:00PM

--------------------------------------------------------------------------------

                                    EXHIBIT B

 THIS LICENSE, TOGETHER WITH ITS APPLICABLE WARRANTIES, SHALL BE PASSED THROUGH
     FROM AUSPEX TO INSIGHT'S END-USER WITHOUT NECESSITY FOR RELICENSING OR
                    SUBLICENSING BY INSIGHT TO THE END-USER.

Auspex Standard Shrink-wrap License Agreement (Sample provided)

INTRODUCTION: This "Right-To-Use" Software License is granted by, and applies to the software and documentation ("the Software") provided with equipment manufactured by Auspex Systems, Inc., in Santa Clara, CA, USA ("Auspex"). Whether you or a designated distributor, RESELLER, or lessor was responsible for the purchase, Auspex requires that as an end-user of the equipment you ("Licensee") will abide by the terms that Auspex and its third party licensors and suppliers, delineated in the Trademarks section herein, require for use of their patented technology and proprietary software programs. This agreement is between Auspex and Licensee.

USE OF THE SOFTWARE INDICATES THAT LICENSEE HAS READ THIS SOFTWARE LICENSE, LICENSEE UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND RESTRICTIONS. LICENSEE FURTHER AGREES THAT THIS LICENSE IS THE COMPLETE AND EXCLUSIVE STATEMENT OF LICENSEE'S AGREEMENT WITH AUSPEX SYSTEMS, INC. AND SUPERSEDES ANY PROPOSAL OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ANY OTHER COMMUNICATIONS RELATING TO THE SUBJECT MATTER OF THIS LICENSE.

THE TERMS BELOW SET FORTH THE OBLIGATIONS OF LICENSEE. IF LICENSEE IS UNWILLING TO AGREE TO THE TERMS STATED HEREIN, LICENSEE MAY RETURN THE SOFTWARE, UNUSED, WITHIN FIFTEEN (15) DAYS OF PURCHASE, AND LICENSEE WILL RECEIVE A REFUND OF ANY MONIES PAID FOR THE SOFTWARE.

OWNERSHIP: Auspex and/or its licensors, or suppliers retain title, ownership, and the intellectual property rights in and to the Software. The Software is protected by United States copyright, patent, and trade secret laws, and international treaty provisions.

1. LICENSE TO USE: Licensee is granted only a non-exclusive and non-transferable license ("License") to use the object code version of the operating system software, or stand-alone (e.g. optional product) software, set forth in the Auspex Product Price List ("Software") on the single base system or expansion system node(s) with which the Software was provided and for which the appropriate license fee is paid. Auspex shall provide necessary password(s) or the registration number corresponding to the number and type of licenses listed on the purchase order or Auspex's sales order or invoice. The License applies to any derivative works of the Software by Licensee, and to any modifications, enhancements, and extensions provided by Auspex to Licensee. The License also grants the right to use documentation such as on-line system operating instructions and/or user manuals for the same equipment or optional software products.

This License grants no title or ownership rights for the Software to Licensee or any other person or organization. No license to any improvements, modifications, enhancements, or updates to the Software that are a separate software product are granted herein. Updates, if available, may be licensed at Auspex's then current standard pricing, terms and conditions.

2. RESTRICTIONS: Software is copyrighted and Auspex and/or its suppliers or licensors retains title to all copies. Licensee shall not make copies of Software, other than a single copy of Software programs for archival purposes and, if applicable, Licensee may, for Licensee's internal use only, make one backup copy that is retained with the equipment for which it was purchased. Licensee may print additional copies of on-line documentation, provided that all proprietary rights notices that appear on or in the original licensed version of the Software shall be reproduced and remain intact on any copies made. No right to any source code is granted. Licensee shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer or otherwise manipulate the Software programs so as to derive source code without specific written authorization from an officer of Auspex.

Licensee may not transfer, rent, or distribute the Software. However, Licensee may physically transfer the Software and this License to another party only if
(i) Licensee has the written concurrence of Auspex and (ii) all related hardware products are transferred along with the Software, and (iii) the other party accepts the terms and restrictions of this License, and (iv) all copies of Software that are not transferred to the other party are destroyed or returned to Auspex, and (v) Licensee complies with all applicable laws including any import/export control regulations. Any transfer in violation of this section shall be void.

3. CONFIDENTIALITY: Software is confidential and proprietary information of Auspex and/or its licensors and suppliers. Licensee agrees to take adequate steps to protect Software from unauthorized disclosure or use. Adequate steps include reasonable care to protect the Software, and may include obtaining non-disclosure agreements from any parties that may have access to the Software during its proper use.

4. WARRANTY: Auspex warrants that each Software program shall substantially conform to its users' manual, including Year 2000 Compliance as defined therein, as it exists at the date of delivery, for a period of ninety (90) days from the date of delivery. Auspex's sole obligation under this warranty shall be limited to using its reasonable efforts to correct defects for which Licensee provide notice to Auspex within the warranty period, and supply Licensee with a corrected version of Software as soon as practicable. Auspex does not warrant that (l) operation of Software shall be uninterrupted or error free or (2) functions contained in Software shall operate in the combinations, which may be selected for use by Licensee or meet Licensee's requirements. Auspex's warranty obligations shall be void if Software is modified without the written consent of Auspex.

5. DISCLAIMER OF WARRANTY: EXCEPT FOR THE ABOVE STATED 90-DAY WARRANTY, THERE ARE NO OTHER WARRANTIES OF ANY KIND, AND THE SOFTWARE PROGRAMS AND DOCUMENTATION ARE PROVIDED TO LICENSEE "AS IS". THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY OR NON-INFRINGEMENT.

6. LIMITATION OF LIABILITY: IN NO EVENT WILL AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR DATA OR OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE EVEN IF AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Auspex's liability to Licensee, whether in contract, tort (including negligence) or otherwise, exceed the license fee charged by Auspex for the Software.

7. LIFE ENDANGERMENT APPLICATIONS: Licensee understands that the Software is not designed or manufactured to be fault tolerant. Therefore, the Software will not be used as on line control equipment in high risk activities or environments that require fail-safe performance or where the failure, malfunction, or lapse in the Software's reliability carries a risk, however insignificant, of death, bodily injury or severe physical or environmental damage.

8. TERMINATION: This License is effective until terminated. Licensee may terminate this License at any time by destroying all copies of Software. This License shall also terminate immediately, and without notice from Auspex, if Licensee fails to comply with any provision of this License. Upon notice of such termination, all copies of Software must be destroyed.

If the Software is being provided for demonstration or evaluation purposes only, then Licensee's License to use the Software shall automatically terminate forty-five (45) days after receipt (or such longer period as may be authorized by Auspex).

9. GOVERNMENT RIGHTS: If Licensee is acquiring the programs on behalf of the Department of Defense, civilian agencies, or other departments of the U.S. Government, Licensee agrees that the Software is "commercial computer software and documentation" as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations (FAR) and its successors; and/or as specified in 48.C.F.R 227-7202-1 of the Department of Defense FAR Supplement (DFARS) and its successors. The use, duplication, or disclosure of the Software is, therefore, subject to the rights and restrictions herein. In addition, under the copyright laws of the United States, all rights of unpublished software are reserved. The Contractor for the programs is Auspex Systems, Inc., 2800 Scott Boulevard, Santa Clara CA 95050-2516.

10. EXPORT REGULATIONS: Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that Licensee has the responsibility to obtain any required licenses to export, reexport or import Software.

11. GOVERNING LAW: This Agreement is made under, shall be governed by and construed in accordance with the laws of the State of California, USA, excluding its choice of law provisions.

12. INTEGRATION: This Agreement is the entire agreement between Licensee and Auspex relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgment or similar communication between the parties. No modification to this Agreement will be binding unless in writing and signed by a duly authorized representative of each party.

COPYRIGHTS AND TRADEMARKS

Copyright (C) 1989-2000, Auspex Systems, Inc. All rights reserved. Derived from UNIX(R) BSD licensed from the University of California, UNIX System V Release
3.2 licensed from The Santa Cruz Operation, Inc. and Solaris 2.6 licensed from Sun Microsystems. FastFLO File System(TM) is derived from HTFS, StackFS, and StackOS licensed from CrosStor Software Inc. Unauthorized duplication is strictly forbidden.

Auspex Optional Products Premier Software Series for NeTservices(TM) incorporates AT&T's Advanced Server for UNIX Systems and NETBIOS/ix(R). NETBIOS/ix is a registered U.S. trademark of Micro Computer Systems, Inc.

Auspex and the Auspex logo design, DataGuard, DriveGuard, FMK, FMP, Functional Multi-Processing, Functional Multi-Processing Kernel, Functional Multi-Processor, Functional Multiprocessor, and ServerGuard are registered trademarks of Auspex Systems. Auspex 4Front, Auspex Control Point, All the Data. All the Time., ClusterGuard, Continuous Data Access, DataXcelerator Engines, DataXpress, DataXpress Kernel, EtherBand, FastFLO File System, NetOS, NetServer, NeTservices , NetGuard, Thrive Carefully, TurboCopy, the Web-Attached Storage logos and XceleRAID are trademarks or registered trademarks of Auspex Systems, Inc.

Acrobat is a trademark of Adobe Systems, Inc. Adaptec is a trademark or registered trademark of Adaptec, Inc. AT&T is a registered trademark of AT&T Corporation. Blue Sky is a registered trademark of Blue Sky Software Corporation. HTFS, StackFS, and StackOS are trademarks of CrosStor Software Inc. DLTtape is a trademark of Quantum Corporation. Microsoft, MS, MS DOS, Windows, Windows NT, and Backoffice are either registered trademarks or trademarks of Microsoft Corporation. Sun, Sun Microsystems, the Sun Logo, and Solaris, ONC, ONC/NFS, and NFS are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries. All SPARC trademarks are used under license and are trademarks or registered trademarks of SPARC International, Inc. in the United States and other countries. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc. UNIX is a registered trademark in the United States and other countries of The Open Group.

*Other brands and names are the property of their respective owners.